Exhibit 4.14

TRUST INDENTURE AND MORTGAGE

[NXXXUA]

dated as of June 26, 2007

between

UNITED AIR LINES, INC.,

Owner

and

WILMINGTON TRUST COMPANY,

not in its individual capacity,

except as expressly stated herein, but solely as Mortgagee,

Mortgagee

Equipment Notes Covering

One Boeing [MODEL#] Aircraft

Bearing U.S. Registration Mark NXXXUA

And Manufacturer’s Serial No. [MSN]

Vedder, Price, Kaufman & Kammholz, P.C.

Chicago, Illinois

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

ANNEX A	Definitions
ANNEX B	Insurance
EXHIBIT A	Form of Trust Indenture and Mortgage Supplement
SCHEDULE I	Equipment Notes Amortization and Interest Rates

iii

TRUST INDENTURE AND MORTGAGE [NXXXUA]

TRUST INDENTURE AND MORTGAGE [NXXXUA], dated as of June 26, 2007 (“Trust Indenture”), between UNITED AIR LINES, INC., a Delaware corporation (“Owner”), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, except as expressly stated herein, but solely as mortgagee hereunder (together with its successors hereunder, the “Mortgagee”).

W I T N E S S E T H:

WHEREAS, all capitalized terms used herein shall have the respective meanings set forth or referred to in Article I hereof;

WHEREAS, the parties hereto desire by this Trust Indenture, among other things, (i) to provide for the issuance by the Owner of the Series of Equipment Notes specified on Schedule 1 hereto, and Additional Series and (ii) to provide for the assignment, mortgage and pledge by the Owner to the Mortgagee, as part of the Collateral hereunder, among other things, of all of the Owner’s right, title and interest in and to the Aircraft and, except as hereinafter expressly provided, all payments and other amounts received hereunder in accordance with the terms hereof, as security for, among other things, the Owner’s obligations to the Note Holders, the Indenture Indemnitees and the Related Secured Parties;

WHEREAS, all things have been done to make the Equipment Notes of the Series listed on Schedule 1 hereto, when executed by the Owner and authenticated and delivered by the Mortgagee hereunder, the valid, binding and enforceable obligations of the Owner; and

WHEREAS, all things necessary to make this Trust Indenture the valid, binding and legal obligation of the Owner for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened;

GRANTING CLAUSE

NOW, THEREFORE, THIS TRUST INDENTURE AND MORTGAGE WITNESSETH, that, to secure (i) the prompt payment of the Original Amount of, interest on, Break Amount, if any, Prepayment Premium, if any, Make-Whole Amount, if any, and all other amounts due with respect to, all Equipment Notes from time to time outstanding hereunder according to their tenor and effect and to secure the performance and observance by the Owner of all the agreements, covenants and provisions contained herein and in the Participation Agreement and in the other Operative Agreements (the “Secured Obligations”), for the benefit of the Note Holders and each of the Indenture Indemnitees, and (ii) the Related Secured Obligations under any and all Related Indentures for the benefit of the Related Secured Parties, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Equipment Notes and the Related Equipment Notes by the holders thereof, and for other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the Owner has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Mortgagee, its successors in trust and assigns, for the security and benefit of the Note Holders, the Related Secured Parties and each of the Indenture Indemnitees, a first

[Trust Indenture and Mortgage (NXXXUA)]

priority security interest in and mortgage lien on all right, title and interest of the Owner in, to and under the following described property, rights and privileges, whether now or hereafter acquired (which, collectively, together with all property hereafter specifically subject to the Lien of this Trust Indenture by the terms hereof or any supplement hereto, are included within, and are referred to as, the “Collateral”), to wit:

(1) The Airframe and Engines more particularly described in the initial Trust Indenture Supplement dated the date hereof, or any other Trust Indenture Supplement executed and delivered as provided herein, as the same is now and will hereafter be constituted, whether now owned by the Owner or hereafter acquired, and in the case of such Engines, whether or not any such Engine shall be installed in or attached to the Airframe or any other airframe, together with (a) all Parts of whatever nature, which are from time to time included within the definitions of “Airframe” or “Engines”, whether now owned or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframe and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and (b) all Aircraft Documents;

(2) The Purchase Agreement to the extent the same relates to continuing rights of the Owner in respect of any warranty, indemnity or agreement, express or implied, as to title, materials, workmanship, design or patent infringement or related matters with respect to the Airframe or the Engines (reserving to the Owner, however, all of the Owner’s other rights and interest in and to the Purchase Agreement) together with all rights, powers, privileges, options and other benefits of the Owner in respect of such provisions (subject to such reservation) with respect to the Airframe or the Engines, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default in respect of such provisions, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Owner is or may be entitled to do in respect of such provisions (subject to such reservation), subject, with respect to the Purchase Agreement, to the terms and conditions of the Consent and Agreement;

(3) All proceeds with respect to the requisition of title to or use of the Aircraft or any Engine by any Government Entity or from the sale or other disposition of the Aircraft, the Airframe, any Engine or other property described in any of these Granting Clauses by the Mortgagee pursuant to the terms of this Trust Indenture, and all insurance proceeds (other than third party liability insurance proceeds) with respect to the Aircraft, the Airframe, any Engine or any part thereof, but excluding any insurance maintained by the Owner and not required under Section 4.06;

(4) All rents, revenues and other proceeds collected by the Mortgagee pursuant to clause “Fifth” of Section 3.03 and Section 5.03(b) and all monies and securities from time to time deposited or required to be deposited with the Mortgagee by or for the account of the Owner pursuant to any terms of this Trust Indenture held or required to be held by the Mortgagee hereunder, including the Securities Account and all monies and securities deposited into the Securities Account; and

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(5) All proceeds of the foregoing.

PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions, so long as no Event of Default shall have occurred and be continuing, (a) the Mortgagee shall not take or cause to be taken any action contrary to the Owner’s or any Permitted Lessee’s right hereunder to quiet enjoyment of the Airframe and Engines, and to possess, use, retain and control the Airframe and Engines and all revenues, income and profits derived therefrom, and (b) the Owner shall have the right, to the exclusion of the Mortgagee, with respect to the Purchase Agreement, to exercise in the Owner’s name all rights and powers assigned hereunder under the Purchase Agreement (other than to amend, modify or waive any of the warranties or indemnities contained therein and assigned hereunder, except in the exercise of the Owner’s reasonable business judgment) and to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity under the Purchase Agreement; and provided further that, notwithstanding the occurrence or continuation of an Event of Default, the Mortgagee shall not enter into any amendment of the Purchase Agreement which would increase the obligations of the Owner thereunder.

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Mortgagee, and its successors and assigns, in trust for the equal and proportionate benefit and security of the Note Holders, the Related Secured Parties and the Indenture Indemnitees, except as provided in Section 2.12 and Article III hereof, without any preference, distinction or priority of any one Equipment Note over any other, or any Related Equipment Note over any other, by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and in all cases and as to all property specified in paragraphs (1) through (5) inclusive above, subject to the terms and provisions set forth in this Trust Indenture.

It is expressly agreed that anything herein contained to the contrary notwithstanding, the Owner shall remain liable under the Indenture Agreements to perform all of the obligations assumed by it thereunder, except to the extent prohibited or excluded from doing so pursuant to the terms and provisions thereof, and the Mortgagee, the Note Holders, the Related Secured Parties and the Indenture Indemnitees shall have no obligation or liability under the Indenture Agreements by reason of or arising out of the assignment hereunder, nor shall the Mortgagee, the Note Holders, the Related Secured Parties or the Indenture Indemnitees be required or obligated in any manner to perform or fulfill any obligations of the Owner under or pursuant to the Indenture Agreements, or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

The Owner does hereby constitute the Mortgagee the true and lawful attorney of the Owner, irrevocably, granted for good and valuable consideration and coupled with an interest and with full power of substitution, and with full power (in the name of the Owner or otherwise) to ask for, require, demand, receive, compound and give acquittance for any and all monies and

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claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of the Indenture Agreements, and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Mortgagee may deem to be necessary or advisable in the premises; provided that the Mortgagee shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default hereunder.

The Owner agrees that at any time and from time to time, upon the written request of the Mortgagee, the Owner will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents (including without limitation UCC continuation statements) as the Mortgagee may reasonably deem necessary to perfect, preserve or protect the mortgage, security interests and assignments created or intended to be created hereby or to obtain for the Mortgagee the full benefits of the assignment hereunder and of the rights and powers herein granted.

IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed in the manner described, in Annex A hereto. The “General Provisions” set forth in Annex A are hereby incorporated as if set forth in full herein.

ARTICLE II

THE EQUIPMENT NOTES

Section 2.01 Form of Equipment Notes. The Equipment Notes shall be substantially in the form set forth below:

THIS EQUIPMENT NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THIS EQUIPMENT NOTE MAY NOT BE SOLD UNLESS EITHER REGISTERED UNDER THE ACT AND SUCH APPLICABLE STATE LAWS OR AN EXEMPTION FROM SUCH REGISTRATIONS IS AVAILABLE.

UNITED AIR LINES, INC.

SERIES [            ] EQUIPMENT NOTE DUE [            ] ISSUED IN CONNECTION WITH THE BOEING MODEL [MODEL#] AIRCRAFT BEARING UNITED STATES REGISTRATION NUMBER NXXXUA.

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No.	Date: ,
MATURITY DATE
INTEREST RATE
[ ]%[1]	[ ]

UNITED AIR LINES, INC., a Delaware corporation (“Owner”), hereby promises to pay to WILMINGTON TRUST COMPANY, as Subordination Agent under the Intercreditor Agreement, or the registered assignee thereof, the principal sum of $              (the “Original Amount”), together with interest on the amount of the Original Amount remaining unpaid from time to time (calculated on the basis of a year of 360 days comprised of twelve (12) 30-day months)]2 [which shall accrue with respect to each Interest Period at the applicable Debt Rate (calculated on the basis of a year of 360 days and the actual number of days elapsed) in effect for such Interest Period]3 from the date hereof until paid in full. The Original Amount of this Equipment Note shall be due and payable in installments on the dates set forth in Schedule I hereto equal to the corresponding percentage of the Original Amount of this Equipment Note set forth in Schedule I hereto. Accrued but unpaid interest shall be due and payable in arrears in semi-annual installments on January 2 and July 2 of each year commencing on January 2, 2008.

Notwithstanding the foregoing, the final payment made on this Equipment Note shall be in an amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on, and any other amounts due under, this Equipment Note. Notwithstanding anything to the contrary contained herein, if any date on which a payment under this Equipment Note becomes due and payable is not a Business Day, then such payment shall not be due on such scheduled date but shall be due on the next succeeding Business Day.

For purposes hereof, the term “Trust Indenture” means the Trust Indenture and Mortgage [NXXXUA] dated as of June 26, 2007, between the Owner and Wilmington Trust Company (the “Mortgagee”), as the same may be amended or supplemented from time to time. All other capitalized terms used in this Equipment Note and not defined herein shall have the respective meanings assigned in the Trust Indenture.

This Equipment Note shall bear interest, payable on demand, at the Payment Due Rate [(calculated on the basis of a year of 360 days comprised of twelve (12) 30-day months)]4 [(calculated on the basis of a year of 360 days and the actual number of days elapsed)]5 on any overdue Original Amount, [any overdue Make-Whole Amount, if any,]6 [any overdue Break

[1]	In the case of a Series C Equipment Note, Six-Month LIBOR + [ ]%.
[2]	Insert for Series A and Series B Equipment Notes.
[3]	Insert for Series C Equipment Note.
[4]	Insert for Series A and Series B Equipment Notes.
[5]	Insert for Series C Equipment Note.
[6]	Insert for Series A and Series B Equipment Notes.

[Trust Indenture and Mortgage (NXXXUA)]

Amount, any overdue Prepayment Premium, if any,]7 and (to the extent permitted by applicable Law) any overdue interest and any other amounts payable hereunder which are overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise).

There shall be maintained an Equipment Note Register for the purpose of registering transfers and exchanges of Equipment Notes at the Corporate Trust Office of the Mortgagee or at the office of any successor in the manner provided in Section 2.06 of the Trust Indenture.

The Original Amount and interest and other amounts due hereunder shall be payable in Dollars in immediately available funds at the Corporate Trust Office of the Mortgagee, or as otherwise provided in the Trust Indenture. Each such payment shall be made on the date such payment is due and without any presentment or surrender of this Equipment Note, except that in the case of any final payment with respect to this Equipment Note, the Equipment Note shall be surrendered promptly thereafter to the Mortgagee for cancellation.

The holder hereof, by its acceptance of this Equipment Note, agrees that, except as provided in the Trust Indenture, each payment of the Original Amount, [Make-Whole Amount, if any,]8 [Break Amount, if any, Prepayment Premium, if any,]9 and interest received by it hereunder shall be applied, first, to the payment of [Make-Whole Amount, if any,]10 [Break Amount, if any, Prepayment Premium, if any,]11 and any other amount (other than as covered by any of the following clauses) due hereunder or under the Trust Indenture with respect to this Equipment Note, second, to the payment of accrued interest on this Equipment Note (as well as any interest on any overdue Original Amount, [any overdue Make-Whole Amount, if any,]12 [any overdue Break Amount, if any, any overdue Prepayment Premium, if any,]13 or, to the extent permitted by Law, any overdue interest and other amounts hereunder) to the date of such payment, third, to the payment of the Original Amount of this Equipment Note then due, and fourth, the balance, if any, remaining thereafter, to the payment of installments of the Original Amount of this Equipment Note remaining unpaid in the inverse order of their maturity.

This Equipment Note is one of the Equipment Notes referred to in the Trust Indenture which have been or are to be issued by the Owner pursuant to the terms of the Trust Indenture.

[7]	Insert for Series C Equipment Note.
[8]	Insert for Series A and Series B Equipment Notes.
[9]	Insert for Series C Equipment Note.
[10]	Insert for Series A and Series B Equipment Notes.
[11]	Insert for Series C Equipment Note.
[12]	Insert for Series A and Series B Equipment Notes.
[13]	Insert for Series C Equipment Note.

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The Collateral is held by the Mortgagee as security, in part, for the Equipment Notes. The provisions of this Equipment Note are subject to the Trust Indenture and each Related Indenture as set forth therein. Reference is hereby made to the Trust Indenture and each Related Indenture for a complete statement of the rights and obligations of the holder of, and the nature and extent of the security for, this Equipment Note (including as a “Related Equipment Note” under each of the Related Indentures) and the rights and obligations of the holders of, and the nature and extent of the security for, any other Equipment Notes executed and delivered under the Trust Indenture, as well as for a statement of the terms and conditions of the trusts created by the Trust Indenture and each Related Indenture, to all of which terms and conditions in the Trust Indenture and each Related Indenture each holder hereof agrees by its acceptance of this Equipment Note.

As provided in the Trust Indenture and subject to certain limitations therein set forth, this Equipment Note is exchangeable for a like aggregate Original Amount of Equipment Notes of different authorized denominations, as requested by the holder surrendering the same.

Prior to due presentment for registration of transfer of this Equipment Note, the Owner and the Mortgagee shall treat the person in whose name this Equipment Note is registered as the owner hereof for all purposes, whether or not this Equipment Note be overdue, and neither the Owner nor the Mortgagee shall be affected by notice to the contrary.

This Equipment Note is subject to redemption as provided in Sections 2.09, 2.10 and 2.11 of the Trust Indenture but not otherwise. In addition, this Equipment Note may be accelerated as provided in Section 5.02 of the Trust Indenture.

This Equipment Note is subject to purchase as set forth in Section 2.7 of the Intercreditor Agreement, and to certain restrictions set forth in Sections 4.1(a)(ii) and 4.1(a)(iii) of the Intercreditor Agreement, as further specified in Section 2.06 of the Trust Indenture, to all of which terms and conditions in the Intercreditor Agreement each holder hereof agrees by its acceptance of this Equipment Note.

[The indebtedness evidenced by this Equipment Note is, to the extent and in the manner provided in the Trust Indenture, subordinate and subject in right of payment to the prior payment in full of the Secured Obligations (as defined in the Trust Indenture) in respect of [Series A Equipment Notes]14 [Series A Equipment Notes and Series B Equipment Notes]15 [Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes]16, and certain other Secured Obligations, and this Equipment Note is issued subject to such provisions. [The Note Holder of this Equipment Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Mortgagee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Trust Indenture and (c) appoints the Mortgagee his attorney-in-fact for such purpose.]17

[14]	To be inserted in the case of a Series B Equipment Note.
[15]	To be inserted in the case of a Series C Equipment Note.
[16]	To be inserted in the case of an Additional Series Equipment Note.
[17]	Insert for each Equipment Note other than any Series A Equipment Note.

[Trust Indenture and Mortgage (NXXXUA)]

Unless the certificate of authentication hereon has been executed by or on behalf of the Mortgagee by manual signature, this Equipment Note shall not be entitled to any benefit under the Trust Indenture or be valid or obligatory for any purpose.

THIS EQUIPMENT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN

ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

*    *    *

[Trust Indenture and Mortgage (NXXXUA)]

IN WITNESS WHEREOF, the Owner has caused this Equipment Note to be executed in its corporate name by its officer thereunto duly authorized on the date hereof.

UNITED AIR LINES, INC.

By:
Name:
Title:

[Trust Indenture and Mortgage (NXXXUA)]

MORTGAGEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Equipment Notes referred to in the within-mentioned Trust Indenture.

WILMINGTON TRUST COMPANY, as Mortgagee

By:
Name:
Title:

[Trust Indenture and Mortgage (NXXXUA)]

SCHEDULE I

EQUIPMENT NOTE AMORTIZATION

Payment Date	Percentage of Original Amount to be Paid

[SEE SCHEDULE I TO TRUST INDENTURE

WHICH IS INSERTED UPON ISSUANCE]

*    *    *

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Section 2.02 Issuance and Terms of Equipment Notes. The Equipment Notes (other than the Additional Series Equipment Notes) shall be dated the Closing Date, shall be issued in three separate series consisting of Series A, Series B and Series C and in the maturities and principal amounts and shall bear interest as specified in Schedule I hereto. On the Closing Date, each series of Equipment Note (other than the Additional Series Equipment Notes) shall be issued to the Subordination Agent on behalf of the applicable Pass Through Trustee under the related Pass Through Trust Agreement. In addition to the foregoing, subject to the terms of Section 9.1(d) of the Intercreditor Agreement, Owner shall have the option to issue Additional Series Equipment Notes at any time and from time to time at or after the Closing Date; provided, that the Owner shall not issue any such Additional Series unless it shall have obtained Ratings Confirmation from each Rating Agency. The Additional Series Equipment Notes may be issued in an unlimited number of separate series (if more than one series of Additional Series Equipment Notes are so issued, each such series shall have a different designation such as, for example, “Series D” and “Series E”), shall be dated the date of original issuance thereof and shall have such maturities, principal amounts and interest rates as specified in an amendment to this Trust Indenture. The Equipment Notes shall be issued in registered form only. The Equipment Notes shall be issued in denominations of $1,000 and integral multiples thereof, except that one Equipment Note of each Series may be in an amount that is not an integral multiple of $1,000. Without limitation of the foregoing, new Series B Equipment Notes, Series C Equipment Notes and/or Additional Series Equipment Notes may be issued in accordance with the terms of this Trust Indenture.

Each Equipment Note shall bear interest, in the case of the Series A Equipment Notes and Series B Equipment Notes, at the applicable Debt Rate (calculated on the basis of a year of 360 days comprised of twelve (12) 30-day months) and, in the case of the Series C Equipment Notes, with respect to each Interest Period, at the applicable Debt Rate in effect for such Interest Period (calculated on the basis of a year of 360 days and the actual number of days elapsed) on the unpaid Original Amount thereof from time to time outstanding, due and payable in arrears on January 2, 2008, and on each January 2 and July 2 of each year thereafter until maturity. The Original Amount of each Equipment Note shall be due and payable on the dates and in the installments equal to the corresponding percentage of the Original Amount as set forth in Schedule I hereto (as amended, in the case of any Additional Series, at the time of original issuance of such Additional Series) which shall be attached as Schedule I to the Equipment Notes. Notwithstanding the foregoing, the final payment made under each Equipment Note shall be in an amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on, and any other amounts due under, such Equipment Note. Each Equipment Note shall bear interest, payable on demand, at the Payment Due Rate (in the case of the Series A Equipment Notes and Series B Equipment Notes, calculated on the basis of a year of 360 days comprised of twelve 30 day months and, in the case of the Series C Equipment Notes, calculated on the basis of a year of 360 days and the actual number of days elapsed) on any part of the Original Amount, any Make-Whole Amount, if applicable, any Break Amount, if applicable, or any Prepayment Premium, if applicable, and, to the extent permitted by applicable Law, interest and any other amounts payable thereunder not paid when due for any period during which the same shall be overdue, in each case for the period the same is overdue. Amounts under any Equipment Note shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise). Notwithstanding anything to the contrary contained herein, whenever the date scheduled for any payment to be made hereunder or under any Equipment Note shall not be a Business Day, then such payment shall not be due on such scheduled date but shall be due on the next succeeding Business Day.

[Trust Indenture and Mortgage (NXXXUA)]

Without duplication of amounts paid by the Owner under the Participation Agreement, any other Operative Agreement or any Pass Through Agreement, the Owner agrees to pay to the Mortgagee for distribution in accordance with Section 3.04 hereof: (i) an amount equal to the fees payable to the Liquidity Provider under Section 2.03 of each Liquidity Facility and the related Fee Letter (as defined in the Intercreditor Agreement) multiplied by a fraction the numerator of which shall be the then outstanding aggregate principal amount of all the Series A Equipment Notes and Series B Equipment Notes and the denominator of which shall be the then outstanding aggregate principal amount of all “Series A Equipment Notes” and “Series B Equipment Notes” (each as defined in the Note Purchase Agreement) with respect to all of the Indentures (as defined in the Note Purchase Agreement); (ii) the amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under Section 3.07 of each Liquidity Facility minus Investment Earnings from such Downgrade Advance multiplied by the fraction specified in the foregoing clause (i); (iii) the amount equal to interest on any Non-Extension Advance (other than any Applied Non-Extension Advance) payable under Section 3.07 of each Liquidity Facility minus Investment Earnings from such Non-Extension Advance multiplied by the fraction specified in the foregoing clause (i); (iv) the amount equal to interest on any Special Termination Advance (other than any Applied Special Termination Advance) payable under Section 3.07 of each Liquidity Facility minus Investment Earnings from such Special Termination Advance multiplied by the fraction specified in the foregoing clause (i); (v) if any payment default by the Owner shall have occurred and be continuing with respect to interest on any “Series A Equipment Notes” or “Series B Equipment Notes” (each as defined in the Note Purchase Agreement), (x) the excess, if any, of (1) an amount equal to interest on any Unpaid Advance (other than a Special Termination Advance), Applied Downgrade Advance, Applied Non-Extension Advance or Applied Special Termination Advance payable under Section 3.07 of each Liquidity Facility over (2) the sum of Investment Earnings from any Final Advance plus any amount of interest at the Payment Due Rate actually payable (whether or not in fact paid) by Owner on the overdue scheduled interest on the “Series A Equipment Notes” and “Series B Equipment Notes” (each as defined in the Note Purchase Agreement) in respect of which such Unpaid Advance, Applied Downgrade Advance, Applied Non-Extension Advance or Applied Special Termination Advance was made by the Liquidity Provider multiplied by (y) a fraction the numerator of which shall be the then aggregate overdue amounts of interest on the Series A Equipment Notes and Series B Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which shall be the then aggregate overdue amounts of interest on all “Series A Equipment Notes” and “Series B Equipment Notes” (each as defined in the Note Purchase Agreement) with respect to all of the Indentures (as defined in the Note Purchase Agreement) (other than interest becoming due and payable solely as a result of acceleration of any such “Equipment Notes”); (vi) any other amounts owed to the Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility multiplied by the fraction specified in the foregoing clause (i) other than (A) amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clause (ii), (iii), (iv) or (v) above and (B) fees payable under Section 2.03 of each Liquidity Facility, (vii) Owner’s pro rata share of all compensation and reimbursement of expenses, disbursements and advances payable by Owner under the Pass Through Trust Agreements and

[Trust Indenture and Mortgage (NXXXUA)]

(viii) Owner’s pro rata share of all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any Unindemnified Taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement. As used herein, “Owner’s pro rata share” means as of any time a fraction, the numerator of which is the principal balance then outstanding of Equipment Notes and the denominator of which is the aggregate principal balance then outstanding of all “Equipment Notes” (as each such term is defined in each of the Operative Indentures). For purposes of this paragraph, the terms “Applied Downgrade Advance”, “Applied Non-Extension Advance”, “Applied Special Termination Advance”, “Downgrade Advance”, “Final Advance”, “Investment Earnings”, “Non-Extension Advance”, “Special Termination Advance” and “Unpaid Advance” shall have the meanings specified in each Liquidity Facility or the Intercreditor Agreement, as applicable.

The Equipment Notes shall be executed on behalf of the Owner by one of its authorized officers. Equipment Notes bearing the signatures of individuals who were at any time the proper officers of the Owner shall bind the Owner, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Equipment Notes or did not hold such offices at the respective dates of such Equipment Notes. The Owner may from time to time execute and deliver Equipment Notes with respect to the Aircraft to the Mortgagee for authentication upon original issue and such Equipment Notes shall thereupon be authenticated and delivered by the Mortgagee upon the written request of the Owner signed by an authorized officer of the Owner. No Equipment Note shall be secured by or entitled to any benefit under this Trust Indenture or be valid or obligatory for any purposes, unless there appears on such Equipment Note a certificate of authentication in the form provided for herein executed by the Mortgagee by the manual signature of one of its authorized officers and such certificate upon any Equipment Notes be conclusive evidence, and the only evidence, that such Equipment Note has been duly authenticated and delivered hereunder.

Section 2.03 Method of Payment.

(a) The Original Amount of, interest on, any Make-Whole Amount, if applicable, any Break Amount, if applicable, or any Prepayment Premium, if applicable, and other amounts due under each Equipment Note or hereunder will be payable in Dollars by wire transfer of immediately available funds not later than 11:30 a.m., Chicago, Illinois time, on the due date of payment to the Mortgagee at the Corporate Trust Office for distribution among the Note Holders in the manner provided herein and payment of such amount to the Mortgagee shall be deemed to satisfy the Owner’s obligation to make such payment. The Owner shall not have any responsibility for the distribution of such payment to any Note Holder. Notwithstanding the foregoing or any provision in any Equipment Note to the contrary, the Mortgagee will use reasonable efforts to pay or cause to be paid, if so directed in writing by any Note Holder (with a copy to the Owner), all amounts paid by the Owner hereunder and under such holder’s Equipment Note or Equipment Notes to such holder or a nominee therefor (including all amounts distributed pursuant to Article III of this Trust Indenture) by transferring, or causing to be transferred, by wire transfer of immediately available funds in Dollars, prior to 1:00 p.m., Chicago, Illinois time, on the due date of payment, to an account maintained by such holder with a bank located in the continental United States the amount to be distributed to such holder, for credit to the account of such holder maintained at such bank. If the Mortgagee shall fail to make

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any such payment as provided in the immediately foregoing sentence after its receipt of funds at the place and prior to the time specified above, the Mortgagee, in its individual capacity and not as trustee, agrees to compensate such holders for loss of use of funds at the applicable Debt Rate until such payment is made and the Mortgagee shall be entitled to any interest earned on such funds until such payment is made. Any payment made hereunder shall be made without any presentment or surrender of any Equipment Note, except that, in the case of the final payment in respect of any Equipment Note, such Equipment Note shall be surrendered to the Mortgagee for cancellation promptly after such payment. Notwithstanding any other provision of this Trust Indenture to the contrary, the Mortgagee shall not be required to make, or cause to be made, wire transfers as aforesaid prior to the first Business Day on which it is practicable for the Mortgagee to do so in view of the time of day when the funds to be so transferred were received by it if such funds were received after 12:30 p.m., Chicago, Illinois time, at the place of payment. Prior to the due presentment for registration of transfer of any Equipment Note, the Owner and the Mortgagee shall deem and treat the Person in whose name any Equipment Note is registered on the Equipment Note Register as the absolute owner and holder of such Equipment Note for the purpose of receiving payment of all amounts payable with respect to such Equipment Note and for all other purposes, and none of the Owner or the Mortgagee shall be affected by any notice to the contrary. So long as any signatory to the Participation Agreement or nominee thereof shall be a registered Note Holder, all payments to it shall be made to the account of such Note Holder specified in Schedule I thereto and otherwise in the manner provided in or pursuant to the Participation Agreement unless it shall have specified some other account or manner of payment by notice to the Mortgagee consistent with this Section 2.03.

(b) The Mortgagee, as agent for the Owner, shall exclude and withhold at the appropriate rate from each payment of Original Amount of, interest on, any Make-Whole Amount, if applicable, any Break Amount, if applicable, any Prepayment Premium, if applicable, and other amounts due hereunder or under each Equipment Note (and such exclusion and withholding shall constitute payment in respect of such Equipment Note) any and all United States withholding taxes applicable thereto as required by Law. The Mortgagee agrees to act as such withholding agent and, in connection therewith, whenever any present or future United States taxes or similar charges are required to be withheld with respect to any amounts payable hereunder or in respect of the Equipment Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Note Holders, that it will file any necessary United States withholding tax returns or statements when due, and that as promptly as possible after the payment thereof it will deliver to each Note Holder (with a copy to the Owner) appropriate receipts showing the payment thereof, together with such additional documentary evidence as any such Note Holder may reasonably request from time to time.

If a Note Holder which is a Non-U.S. Person has furnished to the Mortgagee a properly completed and accurate U.S. Internal Revenue Service Form W-8BEN, W-8EXP, W-8IMY or W-8ECI (or such successor form or forms as may be required by the United States Treasury Department) that is effective at the time a payment hereunder or under the Equipment Note(s) held by such holder is made and has not notified the Mortgagee of the withdrawal or inaccuracy of such form prior to the date of such payment (and the Mortgagee has no reason to believe that any information set forth in such form is inaccurate), the Mortgagee shall withhold only the amount, if any, required by Law (after taking into account any applicable exemptions properly claimed by the Note Holder) to be withheld from payments hereunder or under the

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Equipment Notes held by such holder in respect of United States federal income tax. If a Note Holder (x) which is a Non-U.S. Person has furnished to the Mortgagee a properly completed, accurate and currently effective U.S. Internal Revenue Service Form W-8ECI in duplicate (or such successor certificate, form or forms as may be required by the United States Treasury Department as necessary in order to properly avoid withholding of United States federal income tax), for each calendar year in which a payment is made (but prior to the making of any payment for such year), and has not notified the Mortgagee of the withdrawal or inaccuracy of such certificate or form prior to the date of such payment (and the Mortgagee has no reason to believe that any information set forth in such form is inaccurate) or (y) which is a U.S. Person has furnished to the Mortgagee a properly completed, accurate and currently effective U.S. Internal Revenue Service Form W-9, if applicable, prior to a payment hereunder or under the Equipment Notes held by such holder, no amount shall be withheld from payments in respect of United States federal income tax. If any Note Holder has notified the Mortgagee that any of the foregoing forms or certificates is withdrawn or inaccurate, or if such holder has not filed a form claiming an exemption from United States withholding tax or if the Code or the regulations thereunder or the administrative interpretation thereof is at any time after the date hereof amended to require such withholding of United States federal income taxes from payments under the Equipment Notes held by such holder, the Mortgagee agrees to withhold from each payment due to the relevant Note Holder United States federal withholding taxes at the appropriate rate under Law and will, on a timely basis as more fully provided above, deposit such amounts with an authorized depository and make such returns, statements, receipts and other documentary evidence in connection therewith as required by Law.

Owner shall not have any liability for the failure of the Mortgagee to withhold United States federal taxes in the manner provided for herein or for any false, inaccurate or untrue evidence provided by any Note Holder hereunder.

Section 2.04 Application of Payments. In the case of each Equipment Note, each payment of Original Amount, any Make-Whole Amount, if applicable, any Break Amount, if applicable, any Prepayment Premium, if applicable, and interest due thereon shall be applied:

First: to the payment of any Make-Whole Amount, if applicable, any Break Amount, if applicable, any Prepayment Premium, if applicable, with respect to such Equipment Note and any other amount (other than as covered by any of the following clauses) due hereunder with respect to such Equipment Note or under such Equipment Note;

Second: to the payment of accrued interest on such Equipment Note (as well as any interest on any overdue Original Amount, any overdue Make-Whole Amount, if applicable, any overdue Break Amount, if applicable, or any overdue Prepayment Premium, if applicable, and to the extent permitted by Law, any overdue interest and any other overdue amounts thereunder) to the date of such payment;

Third: to the payment of the Original Amount of such Equipment Note (or a portion thereof) then due thereunder; and

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Fourth: the balance, if any, remaining thereafter, to the payment of the Original Amount of such Equipment Note remaining unpaid (provided that such Equipment Note shall not be subject to redemption except as provided in Sections 2.09, 2.10 and 2.11 hereof).

The amounts paid pursuant to clause “Fourth” above shall be applied to the installments of Original Amount of such Equipment Note in the inverse order of their scheduled maturity.

Section 2.05 Termination of Interest in Collateral. No Note Holder or any other Indenture Indemnitee shall, as such, have any further interest in, or other right with respect to, the Collateral when and if all of the Secured Obligations shall have been paid in full.

No Related Secured Party shall have any further interest in, or other right with respect to, the Collateral when and if all Related Secured Obligations shall have been paid in full.

Section 2.06 Registration, Transfer and Exchange of Equipment Notes. The Mortgagee shall keep a register (the “Equipment Note Register”) in which the Mortgagee shall provide for the registration of Equipment Notes and the registration of transfers of Equipment Notes. No such transfer shall be given effect unless and until registration hereunder shall have occurred. The Equipment Note Register shall be kept at the Corporate Trust Office of the Mortgagee. The Mortgagee is hereby appointed “Equipment Note Registrar” for the purpose of registering Equipment Notes and transfers of Equipment Notes as herein provided. A holder of any Equipment Note intending to exchange such Equipment Note shall surrender such Equipment Note to the Mortgagee at the Corporate Trust Office, together with a written request from the registered holder thereof for the issuance of a new Equipment Note, specifying, in the case of a surrender for transfer, the name and address of the new holder or holders. Upon surrender for registration of transfer of any Equipment Note, the Owner shall execute, and the Mortgagee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Equipment Notes of a like aggregate Original Amount and of the same Series. At the option of the Note Holder, Equipment Notes may be exchanged for other Equipment Notes of any authorized denominations of a like aggregate Original Amount and of the same Series, upon surrender of the Equipment Notes to be exchanged to the Mortgagee at the Corporate Trust Office. Whenever any Equipment Notes are so surrendered for exchange, the Owner shall execute, and the Mortgagee shall authenticate and deliver, the Equipment Notes which the Note Holder making the exchange is entitled to receive. All Equipment Notes issued upon any registration of transfer or exchange of Equipment Notes (whether under this Section 2.06 or under Section 2.07 hereof or otherwise under this Trust Indenture) shall be the valid obligations of the Owner evidencing the same respective obligations, and entitled to the same security and benefits under this Trust Indenture, as the Equipment Notes surrendered upon such registration of transfer or exchange. Every Equipment Note presented or surrendered for registration of transfer, shall (if so required by the Mortgagee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Mortgagee duly executed by the Note Holder or such holder’s attorney duly authorized in writing, and the Mortgagee shall require evidence satisfactory to it as to the compliance of any such transfer with the Securities Act, and the securities Laws of any applicable state. The Mortgagee shall make a notation on each new Equipment Note of the amount of all payments of Original Amount previously made on the old Equipment Note or Equipment Notes with respect to which such new Equipment Note is issued

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and the date to which interest on such old Equipment Note or Equipment Notes has been paid. Interest shall be deemed to have been paid on such new Equipment Note to the date on which interest shall have been paid on such old Equipment Note, and all payments of the Original Amount marked on such new Equipment Note, as provided above, shall be deemed to have been made thereon. The Owner shall not be required to exchange any surrendered Equipment Notes as provided above during the ten-day period preceding the due date of any scheduled payment on such Equipment Note. The Owner shall in all cases deem the Person in whose name any Equipment Note shall have been issued and registered as the absolute owner and holder of such Equipment Note for the purpose of receiving payment of all amounts payable by the Owner with respect to such Equipment Note and for all purposes until a notice stating otherwise is received from the Mortgagee and such change is reflected on the Equipment Note Register. The Mortgagee will promptly notify the Owner of each registration of a transfer of an Equipment Note. Any such transferee of an Equipment Note, by its acceptance of an Equipment Note, (i) agrees to the provisions of this Trust Indenture and the Participation Agreement applicable to Note Holders, including Sections 5.3, 5.4 and 8.1 thereof and shall be deemed to have covenanted to the parties to the Participation Agreement as to the matters covenanted by the original Note Holder in the Participation Agreement, (ii) agrees to the restrictions set forth in Sections 4.1(a)(ii) and 4.1(a)(iii) of the Intercreditor Agreement, and shall be deemed to have covenanted to the parties to the Intercreditor Agreement not to give any direction, or otherwise authorize, the Mortgagee to take any action that would violate Sections 4.1(a)(ii) or 4.1(a)(iii) of the Intercreditor Agreement, (iii) agrees to the provisions of Section 2.7 of the Intercreditor Agreement, and shall be deemed to have covenanted to the parties to the Intercreditor Agreement to perform its obligations as a Note Holder under Section 2.7 of the Intercreditor Agreement and (iv) shall be deemed to have made the representation and warranty set forth in Section 5.3.3 of the Participation Agreement. Subject to compliance by the Note Holder and its transferee (if any) of the requirements set forth in this Section 2.06, Mortgagee and Owner shall use all reasonable efforts to issue new Equipment Notes upon transfer or exchange within ten Business Days of the date an Equipment Note is surrendered for transfer or exchange.

Section 2.07 Mutilated, Destroyed, Lost or Stolen Equipment Notes. If any Equipment Note shall become mutilated, destroyed, lost or stolen, the Owner shall, upon the written request of the holder of such Equipment Note, execute and the Mortgagee shall authenticate and deliver in replacement thereof a new Equipment Note, payable in the same Original Amount dated the same date and captioned as issued in connection with the Aircraft. If the Equipment Note being replaced has become mutilated, such Equipment Note shall be surrendered to the Mortgagee and a photocopy thereof shall be furnished to the Owner. If the Equipment Note being replaced has been destroyed, lost or stolen, the holder of such Equipment Note shall furnish to the Owner and the Mortgagee such security or indemnity as may be required by them to save and hold the Owner and the Mortgagee harmless and evidence satisfactory to the Owner and the Mortgagee of the destruction, loss or theft of such Equipment Note and of the ownership thereof. If a “qualified institutional buyer” of the type referred to in paragraph (a)(1)(i)(A), (B), (D) or (E) of Rule 144A under the Securities Act (a “QIB”) is the holder of any such destroyed, lost or stolen Equipment Note, then the written indemnity of such QIB, signed by an authorized officer thereof, in favor of, delivered to and in form reasonably satisfactory Owner shall be accepted as satisfactory indemnity and security and no further indemnity or security shall be required as a condition to the execution and delivery of such new Equipment Note. Subject to compliance by the Note Holder with the requirements set forth in this Section 2.07, Mortgagee and Owner shall use all reasonable efforts to issue new Equipment Notes within ten Business Days of the date of the written request therefor from the Note Holder.

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Section 2.08 Payment of Expenses on Transfer; Cancellation.

(a) No service charge shall be made to a Note Holder for any registration of transfer or exchange of Equipment Notes, but the Mortgagee, as Equipment Note Registrar, may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Equipment Notes.

(b) The Mortgagee shall cancel all Equipment Notes surrendered for replacement, redemption, transfer, exchange, payment or cancellation and shall destroy the canceled Equipment Notes.

Section 2.09 Mandatory Redemptions of Equipment Notes. On the date on which the Owner is required pursuant to Section 4.05 hereof to make payment for an Event of Loss with respect to the Airframe, all of the Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid Original Amount thereof, together with all accrued interest thereon to the date of redemption and all other Secured Obligations owed or then due and payable to the Note Holders with, in the case of Series C Equipment Notes, Break Amount, if any, but without Make-Whole Amount or Prepayment Premium.

Section 2.10 Voluntary Redemptions of Equipment Notes.

(a) At any time after July 2, 2009, all (but not less than all) of the Equipment Notes may be redeemed by the Owner upon at least 30 days’ revocable prior written notice to the Mortgagee, and the Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid Original Amount thereof, together with accrued interest thereon to the date of redemption and all other Secured Obligations owed or then due and payable to the Note Holders plus (x) with respect to Series A Equipment Notes and Series B Equipment Notes, Make-Whole Amount, if any, and (y) with respect to Series C Equipment Notes, Break Amount, if any, and Prepayment Premium, if any.

(b) At any time after July 2, 2009, all of the Series B Equipment Notes, all of Series C Equipment Notes or all of the Equipment Notes of any particular Additional Series may be redeemed by the Owner upon at least 30 days’ revocable prior written notice to the Mortgagee and such Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid Original Amount thereof, together with accrued interest thereon to the date of redemption and all other Secured Obligations owed or then due and payable to the Note Holders of such Series plus (x) with respect to Series B Equipment Notes, Make-Whole Amount, if any, and (y) with respect to Series C Equipment Notes, Break Amount, if any, and Prepayment Premium, if any; provided that no redemption shall be permitted under this Section 2.10(b) unless the following conditions have been satisfied: (1) simultaneously with such redemption, the Related Series B Equipment Notes (in the case of redemption hereunder of the Series B Equipment Notes), Related Series C Equipment Notes (in the case of redemption hereunder of the Series C Equipment Notes) or the Related Additional Series Equipment Notes in respect of the Additional Series Equipment Notes being redeemed (in the case of redemption of any series

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of Additional Series Equipment Notes), as the case may be, shall also be redeemed; and (2) simultaneously with such redemption, new Series B Equipment Notes (in the case of redemption hereunder of the Series B Equipment Notes), Series C Equipment Notes (in the case of redemption hereunder of the Series C Equipment Notes) or Additional Series Equipment Notes of the same series being redeemed (in the case of redemption hereunder of a series of Additional Series Equipment Notes) shall be reissued in accordance with the terms of this Trust Indenture and Section 9.1(c) of the Intercreditor Agreement.

(c) At any time after July 2, 2009, all of the Series C Equipment Notes may be redeemed by the Owner upon at least 30 days’ revocable prior written notice to the Mortgagee at a redemption price equal to 100% of the unpaid Original Amount thereof, together with accrued interest thereon to the date of redemption and all other Secured Obligations owed or then due and payable to the Note Holders of the Series C Equipment Notes, plus Break Amount, if any, and Prepayment Premium, if any; provided that no such redemption shall be permitted unless (x) simultaneously with such redemption, the Related Series C Equipment Notes shall also be redeemed in accordance with the terms of the Related Indentures and (y) the Rating Agencies shall have provided Ratings Confirmation with respect to any Certificates (as defined in the Note Purchase Agreement) that will remain outstanding after such redemption, if such Certificates are then rated by the Rating Agencies.

Section 2.11 Redemptions; Notice of Redemption.

(a) No redemption of any Equipment Note may be made except to the extent and in the manner expressly permitted by this Trust Indenture. No purchase of any Equipment Note may be made by the Mortgagee.

(b) Notice of redemption with respect to the Equipment Notes shall be given by the Mortgagee by first-class mail, postage prepaid, mailed not less than 20 nor more than 60 days prior to the applicable redemption date, to each Note Holder of such Equipment Notes to be redeemed, at such Note Holder’s address appearing in the Equipment Note Register; provided that, in the case of a redemption made pursuant to Section 2.10(a) or (b), such notice shall be revocable by written notice from the Owner to Mortgagee given not later than three days prior to the redemption date. All notices of redemption shall state: (1) the redemption date, (2) the applicable basis for determining the redemption price, (3) that on the redemption date, the redemption price will become due and payable upon each such Equipment Note, and that, if any such Equipment Notes are then outstanding, interest on such Equipment Notes shall cease to accrue on and after such redemption date, and (4) the place or places where such Equipment Notes are to be surrendered for payment of the redemption price.

(c) On or before the redemption date, the Owner (or any person on behalf of the Owner) shall, to the extent an amount equal to the redemption price for the Equipment Notes to be redeemed on the redemption date shall not then be held by the Mortgagee, deposit or cause to be deposited with the Mortgagee by 11:30 a.m. Chicago, Illinois time on the redemption date in immediately available funds the redemption price of the Equipment Notes to be redeemed.

(d) Notice of redemption having been given and not revoked as aforesaid, the Equipment Notes to be redeemed shall, on the redemption date, become due and payable at the

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Corporate Trust Office of the Mortgagee or at any office or agency maintained for such purposes pursuant to Section 2.06, and from and after such redemption date (unless there shall be a default in the payment of the redemption price) such Equipment Notes then outstanding shall cease to bear interest. Upon surrender of any such Equipment Note for redemption in accordance with said notice, such Equipment Note shall be redeemed at the redemption price. If any Equipment Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal amount thereof shall, until paid, continue to bear interest from the applicable redemption date at the interest rate in effect for such Equipment Note as of such redemption date.

Section 2.12 Subordination.

(a) The Owner and, by acceptance of its Equipment Notes of any Series, each Note Holder of such Series, and each Related Note Holder (by acceptance of its Related Equipment Note) hereby agree that no payment or distribution shall be made on or in respect of the Secured Obligations or Related Secured Obligations owed to such Note Holder of such Series or owed to such Related Note Holder, including any payment or distribution of cash, property or securities after the commencement of a proceeding of the type referred to in Section 5.01(v), (vi) or (vii) hereof, except as expressly provided in Article III hereof.

(b) By the acceptance of its Equipment Notes, each Note Holder agrees that in the event that such Note Holder, in its capacity as a Note Holder, shall receive any payment or distribution on any Secured Obligations in respect of the Series of Equipment Note held by such Note Holder which it is not entitled to receive under this Section 2.12 or Article III hereof, it will hold any amount so received in trust for the Note Holders entitled to such amount and will forthwith turn over such payment to the Mortgagee in the form received to be applied as provided in Article III hereof.

(c) By the acceptance of its Equipment Notes, each Note Holder agrees that in the event that such Note Holder, in its capacity as a Note Holder, shall receive any payment or distribution pursuant to this Trust Indenture on any Related Secured Obligations which it is not entitled to receive, it will hold any amount so received in trust for the applicable Related Mortgagee and will forthwith turn over such payment to the Mortgagee or the applicable Related Mortgagee in the form received to be applied as provided in Article III of the applicable Related Indenture.

(d) By the acceptance of its Related Equipment Notes, each Related Note Holder agrees that in the event that such Related Note Holder, in its capacity as a Related Note Holder, shall receive any payment or distribution pursuant to this Trust Indenture on any Secured Obligations which it is not entitled to receive under this Section 2.12 or Article III hereof, it will hold any amount so received in trust for the Note Holders entitled to such amount and will forthwith turn over such payment to the Mortgagee in the form received to be applied as provided in Article III hereof.

(e) Payments on the Series B Equipment Notes will be subordinate and subject in right of payment to the prior payment in full of the Secured Obligations in respect of the Series A Equipment Notes. Payments on the Series C Equipment Notes will be subordinate and subject in right of payment to the prior payment in full of the Secured Obligations in respect

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of the Series A Equipment Notes and the Series B Equipment Notes. Payments on the Additional Series Equipment Notes will be subordinate and subject in right of payment to the prior payment in full of the Secured Obligations in respect of the Series A Equipment Notes, the Series B Equipment Notes and the Series C Equipment Notes.

(f) By acceptance of its Equipment Notes of any Series, each Note Holder of such Series (i) agrees to and shall be bound by the provisions of this Section 2.12, (ii) authorizes and directs the Mortgagee on such Note Holder’s behalf to take any action necessary or appropriate to effectuate the subordination as provided in this Trust Indenture and (iii) appoints the Mortgagee as such Note Holder’s attorney-in-fact for such purpose.

ARTICLE III

RECEIPT, DISTRIBUTION AND APPLICATION OF PAYMENTS

Section 3.01 Basic Distributions. Except as otherwise provided in Section 3.02 and 3.03 hereof, each periodic payment of principal or interest on the Equipment Notes received by the Mortgagee shall be promptly distributed in the following order of priority:

(i) so much of such payment as shall be required to pay in full the aggregate amount of the payment or payments of Original Amount and interest (as well as any interest on any overdue Original Amount and, to the extent permitted by Law, on any overdue interest) then due under all Series A Equipment Notes shall be distributed to the Note Holders of Series A Equipment Notes ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under all Series A Equipment Notes held by such Note Holder bears to the aggregate amount of such payments then due under all Series A Equipment Notes;

(ii) after giving effect to paragraph (i) above, so much of such payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of Original Amount and interest (as well as any interest on any overdue Original Amount and, to the extent permitted by Law, on any overdue interest) then due under all Series B Equipment Notes shall be distributed to the Note Holders of Series B Equipment Notes ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under all Series B Equipment Notes held by such Note Holder bears to the aggregate amount of such payments then due under all Series B Equipment Notes;

(iii) after giving effect to paragraphs (i) and (ii) above, so much of such payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of Original Amount and interest (as well as any interest on any overdue Original Amount and, to the extent permitted by Law, on any overdue interest) then due under all Series C Equipment Notes shall be distributed to the Note Holders of Series C Equipment Notes ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under all Series C Equipment Notes held by such Note Holder bears to the aggregate amount of such payments then due under all Series C Equipment Notes; and

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(iv) after giving effect to paragraphs (i), (ii) and (iii) above (and except as otherwise provided in an amendment to this Trust Indenture pursuant to Section 10.01(b) hereof), so much of such payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of Original Amount and interest (as well as any interest on any overdue Original Amount and, to the extent permitted by Law, on any overdue interest) then due under all Additional Series Equipment Notes shall be distributed to the Note Holders of Additional Series ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under all Additional Series Equipment Notes held by such Note Holder bears to the aggregate amount of such payments then due under all Additional Series Equipment Notes.

Section 3.02 Event of Loss; Replacement; Optional Redemption. Except as otherwise provided in Section 3.03 hereof, any payments received by the Mortgagee (i) with respect to the Airframe or the Airframe and one or more Engines as the result of an Event of Loss pursuant to Section 2.09 or (ii) pursuant to an optional redemption of the Equipment Notes pursuant to Section 2.10 hereof shall be applied to redemption of the Equipment Notes and to all other Secured Obligations then due by applying such funds in the following order of priority:

First, (a) to reimburse the Mortgagee and the Note Holders for any reasonable costs or expenses incurred in connection with such redemption for which they are entitled to reimbursement, or indemnity by Owner, under the Operative Agreements and then (b) to pay any other Secured Obligations then due (other than the amounts specified in clauses “Second” and “Third” below) to the Mortgagee, the Note Holders and the other Indenture Indemnitees under this Trust Indenture, the Participation Agreement or the Equipment Notes;

Second, to pay the amounts specified in clause “Third” of Section 3.03 hereof in the order of priority set forth therein (including in the case of a redemption pursuant to Section 2.10 hereof, any Make-Whole Amount, if applicable, any Break Amount, if applicable, or any Prepayment Premium, if applicable);

Third, to pay the amounts specified in clause “Fourth” of Section 3.03 hereof in the order of priority set forth therein; and

Fourth, as provided in clause “Sixth” of Section 3.03 hereof;

provided, however, that if a Replacement Airframe or Replacement Engine shall be substituted for the Airframe or Engine subject to such Event of Loss as provided in Section 4.05 hereof, any insurance, condemnation or similar proceeds which result from such Event of Loss and are paid over to the Mortgagee shall be held by the Mortgagee as permitted by Section 7.04 hereof (provided that such moneys shall be invested as provided in Section 6.06 hereof) as additional security for the obligations of Owner under Operative Agreements and such proceeds (and such investment earnings), to the extent not theretofore applied as provided herein, shall be released to the Owner at the Owner’s written request upon the release of such Airframe or Engine and the replacement thereof as

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provided herein; that in the case of a redemption of Equipment Notes pursuant to Section 2.10(b), if a particular Series is not being redeemed pursuant thereto, no application of funds shall be made pursuant to clause “Second” above with respect to such Series. No Make-Whole Amount or Prepayment Premium shall be due and payable on the Equipment Notes as a consequence of the redemption of the Equipment Notes as a result of an Event of Loss with respect to the Airframe or the Airframe and one or more Engines.

Section 3.03 Payments After Event of Default. Except as otherwise provided in Section 3.04 hereof, all payments received and amounts held or realized by the Mortgagee (including any amounts realized by the Mortgagee from the exercise of any remedies pursuant to Article V hereof) after an Event of Default shall have occurred and be continuing, as well as all payments or amounts then held by the Mortgagee as part of the Collateral, shall be promptly distributed by the Mortgagee in the following order of priority:

First, so much of such payments or amounts as shall be required to (i) reimburse the Mortgagee or WTC for any tax (other than any Unindemnified Tax and except to the extent resulting from a failure of the Mortgagee to withhold taxes pursuant to Section 2.03(b) hereof), expense or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon the rents, revenues, issues, products and profits of, the property included in the Collateral (all such property being herein called the “Mortgaged Property”) pursuant to Section 5.03(b) hereof) incurred by the Mortgagee or WTC (to the extent not previously reimbursed), the expenses of any sale, or other proceeding, reasonable attorneys’ fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by the Mortgagee, WTC or the Note Holders in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Mortgagee, WTC or any Note Holder, liquidated or otherwise, upon such Event of Default shall be applied by the Mortgagee as between itself, WTC and the Note Holders in reimbursement of such expenses and any other expenses for which the Mortgagee, WTC or the Note Holders are entitled to reimbursement under any Operative Agreement (including by subrogation pursuant to Section 2.7 of the Intercreditor Agreement) and (ii) pay all Secured Obligations payable to the other Indenture Indemnitees hereunder and under the Participation Agreement (other than amounts specified in clauses Second and Third below); and in the case the aggregate amount to be so distributed is insufficient to pay as aforesaid in clauses (i) and (ii), then ratably, without priority of one over the other, in proportion to the amounts owed each hereunder;

Second, so much of such payments or amounts remaining as shall be required to reimburse the then existing or prior Note Holders for payments made pursuant to Section 6.03 hereof (to the extent not previously reimbursed) shall be distributed to such then existing or prior Note Holders ratably, without priority of one over the other, in accordance with the amount of the payment or payments made by each such then existing or prior Note Holder pursuant to said Section 6.03 hereof;

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Third, (i) so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Original Amount of all Series A Equipment Notes and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations in respect of all Series A Equipment Notes to the date of distribution, shall be distributed to the Note Holders of the Series A Equipment Notes, and in case the aggregate amount to be so distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid amounts on all Series A Equipment Notes held by each Note Holder to the date of distribution, bears to the aggregate unpaid amounts on all Series A Equipment Notes held by all such Note Holders to the date of distribution;

(ii) after giving effect to clause (i) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Original Amount of all Series B Equipment Notes and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations in respect of the Series B Equipment Notes to the date of distribution, shall be distributed to the Note Holders of Series B Equipment Notes, and in case the aggregate amount to be so distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid amounts on all Series B Equipment Notes held by each Note Holder to the date of distribution, bears to the aggregate unpaid amounts on all Series B Equipment Notes held by all such Note Holders to the date of distribution,

(iii) after giving effect to clauses (i) and (ii) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Original Amount of all Series C Equipment Notes and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations in respect of the Series C Equipment Notes to the date of distribution, shall be distributed to the Note Holders of Series C Equipment Notes, and in case the aggregate amount to be so distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid amounts on all Series C Equipment Notes held by each Note Holder to the date of distribution, bears to the aggregate unpaid amounts on all Series C Equipment Notes held by all such Note Holders to the date of distribution; and

(iv) After giving effect to paragraphs (i), (ii) and (iii) above, except as otherwise provided in an amendment to this Trust Indenture pursuant to Section 10.01(b) hereof, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Original Amount of all Additional Series Equipment Notes, the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations in respect of the Additional Series Equipment Notes to the date of distribution, shall be distributed to the Note Holders of the Additional Series, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without

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priority of one over the other, in the proportion that the aggregate unpaid Original Amount of all Additional Series Equipment Notes held by each Note Holder plus all other amounts due hereunder or thereunder with respect to such Additional Series Equipment Note to the date of distribution, bears to the aggregate unpaid Original Amount of all Additional Series Equipment Notes held by all such Note Holders plus all other amounts due thereon to the date of distribution;

Fourth, (i) so much of such payments or amounts remaining as shall be required to pay in full all Related Secured Obligations in respect of Related Series A Equipment Notes then due, shall be distributed to Related Note Holders of the Related Series A Equipment Notes, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that all Related Secured Obligations then due in respect of the Related Series A Equipment Notes held by such holder bears to all Related Secured Obligations in respect of the Related Series A Equipment Notes then due;

(ii) after giving effect to paragraph (i) above, so much of such payments or amounts remaining as shall be required to pay in full all Related Secured Obligations in respect of Related Series B Equipment Notes then due, shall be distributed to the Related Note Holders of the Related Series B Equipment Notes, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that all Related Secured Obligations then due in respect of Related Series B Equipment Notes held by such holder bears to all Related Secured Obligations in respect of Related Series B Equipment Notes then due;

(iii) after giving effect to paragraph (ii) above, so much of such payments or amounts remaining as shall be required to pay in full all Related Secured Obligations in respect of Related Series C Equipment Notes then due, shall be distributed to the Related Note Holders of the Related Series C Equipment Notes, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that all Related Secured Obligations then due in respect of the Related Series C Equipment Notes held by such holder bears to all Related Secured Obligations in respect of the Related Series C Equipment Notes then due; and

(iv) after giving effect to paragraph (iii) above (and except as otherwise provided in an amendment to this Trust Indenture pursuant to Section 10.01(b) hereof), so much of such payments or amounts remaining as shall be required to pay in all Related Secured Obligations in respect of the Related Additional Series Equipment Notes then due, shall be distributed to the Related Note Holders of the Related Additional Series Equipment Notes, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that all Related Secured

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Obligations then due in respect of Related Additional Series Equipment Notes held by such holder bears to all Related Secured Obligations in respect of Related Additional Series Equipment Notes then due;

Fifth, if any Related Equipment Note is outstanding, any of such payments or amounts remaining and any invested Cash Equivalents shall be held by the Mortgagee in an Eligible Account in accordance with the provisions of Section 3.08 (and invested as provided in Section 6.06 hereof) as additional security for the Related Secured Obligations, and such amounts (and any investment earnings thereon) shall be distributed from time to time in accordance with the foregoing provisions of clause “Fourth” as and to the extent any Related Secured Obligation shall at any time and from time to time become due and remain unpaid after the giving of any required notice and the expiration of any applicable grace period; and, upon the payment in full of all Related Secured Obligations the balance, if any, of any such remaining amounts and investment earnings thereon shall be applied as provided in clause Sixth of this Section 3.03; and

Sixth, the balance, if any, of such payments or amounts remaining thereafter shall be distributed to the Owner.

No Make-Whole Amount or Prepayment Premium shall be due and payable on the Equipment Notes as a consequence of the acceleration of the Equipment Notes as a result of an Event of Default.

Section 3.04 Certain Payments.

(a) Any payments received by the Mortgagee for which no provision as to the application thereof is made in this Trust Indenture and for which such provision is made in any other Operative Agreement shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of such other Operative Agreement, as the case may be.

(b) Notwithstanding anything to the contrary contained in this Article III, the Mortgagee will distribute promptly upon receipt any indemnity payment received by it from the Owner in respect of the Mortgagee in its individual capacity, any Note Holder or any other Indenture Indemnitee, in each case whether or not pursuant to Section 7 of the Participation Agreement, directly to the Person entitled thereto. Any payment received by the Mortgagee under the third paragraph of Section 2.02 shall be distributed to the Subordination Agent in its capacity as Note Holder to be distributed in accordance with the terms of the Intercreditor Agreement, except that any portion of any such payment to which a Note Holder has been subrogated pursuant to Section 2.7 of the Intercreditor Agreement shall instead be distributed to such Note Holder.

(c) For the avoidance of doubt, no amount will be distributed pursuant to this Article III to any holder of a note issued under a Related Indenture that is not a Related Note Holder (as such).

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Section 3.05 Other Payments. Any payments received by the Mortgagee for which no provision as to the application thereof is made elsewhere in this Trust Indenture or in any other Operative Agreement shall be distributed by the Mortgagee to the extent received or realized at any time, in the order of priority specified in Section 3.01 hereof, and after payment in full of all amounts then due in accordance with Section 3.01 in the manner provided in clause “Sixth” of Section 3.03 hereof.

Section 3.06 Payments to the Owner. Any amounts to be distributed hereunder by the Mortgagee to the Owner shall be paid to the Owner (within the time limits contemplated by Section 2.03) by wire transfer of funds of the type received by the Mortgagee at such office and to such account or accounts of such entity or entities as shall be designated by notice from the Owner to the Mortgagee from time to time.

Section 3.07 Cooperation. Prior to making any distribution under Section 3.02 or 3.03 hereof, the Mortgagee shall consult with the Related Mortgagees to determine amounts payable with respect to the Related Secured Obligations. The Mortgagee shall cooperate with the Related Mortgagees and shall provide such information as shall be reasonably requested by each Related Mortgagee to enable such Related Mortgagee to determine amounts distributable under Sections 3.02 and 3.03 of its Related Indenture.

Section 3.08 Securities Account. In furtherance of the provisions of Section 3.03 of the Trust Indenture, WTC agrees to act as an Eligible Institution under the Trust Indenture in accordance with the provisions of the Trust Indenture (in such capacity, the “Securities Intermediary”). Except in its capacity as Mortgagee, WTC waives any claim or lien against any Eligible Account it may have, by operation of law or otherwise, for any amount owed to it by Owner. The Securities Intermediary hereby agrees that, notwithstanding anything to the contrary in the Trust Indenture, (i) any amounts to be held by the Mortgagee pursuant to clause “Fifth” of Section 3.03 and any investment earnings thereon or other Cash Equivalents will be credited to an Eligible Account (the “Securities Account”) for which it is a “securities intermediary” (as defined in Section 8-102(a)(14) of the NY UCC) and the Mortgagee is the “entitlement holder” (as defined in Section 8-102(a)(7) of the NY UCC) of the “securities entitlement” (as defined in Section 8-102(a)(17) of the NY UCC) with respect to each “financial asset” (as defined in Section 8-102(a)(9) of the NY UCC) credited to such Eligible Account, (ii) all such amounts, Cash Equivalents and all other property acquired with cash credited to the Securities Account will be credited to the Securities Account, (iii) all items of property (whether cash, investment property, Cash Equivalents, other investments, securities, instruments or other property) credited to the Securities Account will be treated as a “financial asset” under Article 8 of the NY UCC, (iv) its “securities intermediary’s jurisdiction” (as defined in Section 8-110(e) of the NY UCC) with respect to the Securities Account is the State of New York, and (v) all securities, instruments and other property in order or registered from and credited to the Securities Account shall be payable to or to the order of, or registered in the name of, the Securities Intermediary or shall be indorsed to the Securities Intermediary or in blank, and in no case whatsoever shall any financial asset credited to the Securities Account be registered in the name of the Owner, payable to or to the order of the Owner or specially indorsed to the Owner except to the extent the foregoing have been specially endorsed by the Owner to the Securities Intermediary or in blank. The Mortgagee agrees that it will hold (and will indicate clearly in its books and records that it holds) its “securities entitlement” to the “financial assets” credited to

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the Securities Account in trust for the benefit of the Note Holders and each of the Indenture Indemnitees and the Related Secured Parties as set forth in this Trust Indenture. The Owner acknowledges that, by reason of the Mortgagee being the “entitlement holder” in respect of the Securities Account as provided above, the Mortgagee shall have the sole right and discretion, subject only to the terms of the Trust Indenture, to give all “entitlement orders” (as defined in Section 8-102(a)(8) of the NY UCC) with respect to the Securities Account and any and all financial assets and other property credited thereto to the exclusion of the Owner.

ARTICLE IV

COVENANTS OF THE OWNER

Section 4.01 Liens. The Owner will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Airframe or any Engine, title to any of the foregoing or any interest of Owner therein, except Permitted Liens. The Owner shall promptly, at its own expense, take (or cause to be taken) such action as may be necessary to duly discharge (by bonding or otherwise) any Lien other than a Permitted Lien arising at any time in respect of the Airframe or any Engine.

Section 4.02 Possession, Operation and Use, Registration and Markings.

(a) General. Except as otherwise expressly provided herein, the Owner shall be entitled to operate, use, locate, employ or otherwise utilize or not utilize the Airframe, any Engine or any Parts in any lawful manner or place in accordance with the Owner’s business judgment.

(b) Possession. The Owner, without the prior consent of Mortgagee, shall not lease or otherwise in any manner deliver, transfer or relinquish possession of the Aircraft, the Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; except that the Owner may, without such prior written consent of Mortgagee:

(i) Subject or permit any Permitted Lessee to subject (i) the Airframe to normal interchange agreements or (ii) any Engine to normal interchange, pooling, borrowing or similar arrangements, in each case customary in the commercial airline industry and entered into by Owner or such Permitted Lessee, as the case may be, in the ordinary course of business; provided, however, that if Owner’s title to any such Engine is divested under any such agreement or arrangement, then such Engine shall be deemed to have suffered an Event of Loss as of the date of such divestiture, and Owner shall comply with Section 4.04(e) in respect thereof;

(ii) Deliver or permit any Permitted Lessee to deliver possession of the Aircraft, Airframe, any Engine or any Part (x) to the manufacturer thereof or to any third-party maintenance provider for testing, service, repair, maintenance or overhaul work on the Aircraft, Airframe, any Engine or any Part, or, to the extent required or permitted by the terms hereof, for alterations or modifications in or additions to the Aircraft, Airframe or any Engine or (y) to any Person for the purpose of transport to a Person referred to in the preceding clause (x);

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(iii) Install or permit any Permitted Lessee to install an Engine on an airframe owned by Owner or such Permitted Lessee, as the case may be, free and clear of all Liens, except (x) Permitted Liens and those that do not apply to the Engines, and (y) the rights of third parties under normal interchange or pooling agreements and arrangements of the type that would be permitted under Section 4.02(b)(i);

(iv) Install or permit any Permitted Lessee to install an Engine on an airframe leased to Owner or such Permitted Lessee, or purchased by Owner or such Permitted Lessee subject to a mortgage, security agreement, conditional sale or other secured financing arrangement, but only if (x) such airframe is free and clear of all Liens, except (A) the rights of the parties to such lease, or any such secured financing arrangement, covering such airframe and (B) Liens of the type permitted by clause (iii) above and (y) Owner or Permitted Lessee, as the case may be, shall have received from the lessor, mortgagee, secured party or conditional seller, in respect of such airframe, a written agreement (which may be a copy of the lease, mortgage, security agreement, conditional sale or other agreement covering such airframe), whereby such Person agrees that it will not acquire or claim any right, title or interest in, or Lien on, such Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to the Lien of this Trust Indenture;

(v) Install or permit any Permitted Lessee to install an Engine on an airframe owned by Owner or such Permitted Lessee, leased to Owner or such Permitted Lessee, or purchased by Owner or such Permitted Lessee subject to a conditional sale or other security agreement under circumstances where neither clause (iii) or (iv) above is applicable; provided, however, that any such installation shall be deemed an Event of Loss with respect to such Engine and Owner shall comply with Section 4.04(e) hereof in respect thereof;

(vi) Transfer or permit any Permitted Lessee to transfer possession of the Aircraft, Airframe or any Engine to the U.S. Government, in which event Owner shall promptly notify Mortgagee in writing of any such transfer of possession and, in the case of any transfer pursuant to CRAF, in such notification shall identify by name, address and telephone numbers the Contracting Office Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given and to whom requests or claims must be made to the extent applicable under CRAF;

(vii) To the extent permitted by Section 4.04(c) hereof, subject any appliances, Parts or other equipment owned by the Owner and removed from the Airframe or any Engine to any pooling arrangement referred to in Section 4.04(c) hereof;

(viii) Enter into a charter or Wet Lease or other similar arrangement with respect to the Aircraft or any other aircraft on which any Engine may be installed (which shall not be considered a transfer of possession hereunder); provided that the Owner’s obligations hereunder shall continue in full force and effect notwithstanding any such charter or Wet Lease or other similar arrangement;

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(ix) So long as no Event of Default shall have occurred and be continuing and subject to the provisions of the immediately following paragraph, enter into a lease with respect to the Aircraft, Airframe or any Engine with any Permitted Air Carrier that is not then subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding and shall not have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person; provided that, in the case only of a lease to a Permitted Foreign Air Carrier, (A) on the date of such lease the United States maintains diplomatic relations with the country of domicile of such Permitted Foreign Air Carrier (or, in the case of Taiwan, diplomatic relations at least as good as those in effect on the Closing Date) and (B) Owner shall have furnished Mortgagee a favorable opinion of counsel, reasonably satisfactory to Mortgagee, in the country of domicile of such Permitted Foreign Air Carrier, that (v) the terms of such lease are the legal, valid and binding obligations of the parties thereto enforceable under the laws of such jurisdiction (subject to customary exceptions), (w) it is not necessary for Mortgagee to register or qualify to do business in such jurisdiction, if not already so registered or qualified, as a result, in whole or in part, of the proposed lease, (x) Mortgagee’s Lien in respect of the Aircraft, Airframe and Engines will be recognized in such jurisdiction, (y) the Laws of such jurisdiction of domicile require fair compensation by the government of such jurisdiction, payable in a currency freely convertible into Dollars, for the loss of title to the Aircraft, Airframe or Engines in the event of the requisition by such government of such title (unless Owner shall provide insurance in the amounts required with respect to hull insurance under this Trust Indenture covering the requisition of title to the Aircraft, Airframe or Engines by the government of such jurisdiction so long as the Aircraft, Airframe or Engines are subject to such lease) and (z) the agreement of such Permitted Air Carrier that its rights under the lease are subject and subordinate to all the terms of this Trust Indenture is enforceable against such Permitted Air Carrier under applicable law (subject to customary exceptions);

provided that (1)the rights of any Permitted Lessee or other transferee who receives possession by reason of a transfer permitted by this Section4.02(b) (other than by a transfer of an Engine which is deemed an Event of Loss) shall be subject and subordinate to, and any lease permitted by this paragraph(b) shall be expressly subject and subordinate to, all the terms of this Trust Indenture, (2)the Owner shall remain primarily liable for the performance of all of the terms of this Trust Indenture and all the terms and conditions of this Trust Indenture and the other Operative Agreements shall remain in effect, (3) the Owner shall furnish to Mortgagee evidence reasonably satisfactory to Mortgagee that the insurance required pursuant to Section 4.06 remains in effect; (4)all necessary documents shall have been duly filed, registered or recorded in such public offices as may be required fully to preserve the first priority security interest (subject to Permitted Liens) and International Interest of Mortgagee in the Aircraft, Airframe and Engines; (5)Owner shall reimburse Mortgagee for all of its reasonable out-of-pocket fees and expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred by Mortgagee in connection with any such lease; and (6)Owner shall ensure that no lease or transfer of possession otherwise in compliance with this Section4.02(b) shall permit any action

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not permitted to the Owner hereunder. Except as otherwise provided herein and without in any way relieving the Owner from its primary obligation for the performance of its obligations under this Trust Indenture, the Owner may in its sole discretion permit a lessee (but not a sublessee) to exercise any or all rights which the Owner would be entitled to exercise under Sections 4.02 and 4.04, and may cause a lessee (but not a sublessee) to perform any or all of the Owner’s obligations under Article IV, and the Mortgagee agrees to accept actual and full performance thereof by a lessee (but not a sublessee) in lieu of performance by the Owner. The Owner shall promptly, but not later than 10 Business Days after entering into such lease, notify the Mortgagee of the existence of such lease with a term in excess of one year and provide a copy of such lease to the Mortgagee.

No pooling agreement, Permitted Lease or other relinquishment of possession of the Airframe or any Engine shall in any way discharge or diminish any of Owner’s obligations to the Mortgagee under this Trust Indenture or constitute a waiver of Mortgagee’s rights or remedies hereunder.

The Mortgagee agrees, and each Note Holder by acceptance of an Equipment Note agrees, and each Related Note Holder by acceptance of a Related Equipment Note agrees, for the benefit of Owner (and any Permitted Lessee) and for the benefit of any mortgagee or other holder of a security interest in any engine (other than an Engine) owned by Owner (or any Permitted Lessee), any lessor of any engine (other than an Engine) leased to Owner (or any Permitted Lessee) and any conditional vendor of any engine (other than an Engine) purchased by Owner (or any Permitted Lessee) subject to a conditional sale agreement or any other security agreement, that no interest shall be created under this Trust Indenture in any engine so owned, leased or purchased and that neither the Mortgagee, the Note Holders, the Related Note Holders nor their successors or assigns will acquire or claim, as against Owner (or any Permitted Lessee) or any such mortgagee, lessor or conditional vendor or other holder of a security interest or any successor or assignee of any thereof, any right, title or interest in such engine as the result of such engine being installed on the Airframe.

Any Wet Lease or similar arrangement under which Owner maintains operational control of the Aircraft shall not constitute a delivery, transfer or relinquishment of possession for purposes of this Section 4.02. The Mortgagee acknowledges that any consolidation or merger of Owner or conveyance, transfer or lease of all or substantially all of Owner’s assets permitted by the Operative Documents shall not be prohibited by this Section 4.02.

(c) Operation and Use. So long as the Aircraft, Airframe or any Engine is subject to the Lien of this Trust Indenture, the Owner shall not operate, use or locate the Aircraft, Airframe or any Engine, or allow the Aircraft, Airframe or any Engine to be operated, used or located, (i) in any area excluded from coverage by any insurance required by the terms of Section 4.06, except in the case of a requisition by the U.S. Government where the Owner obtains indemnity in lieu of such insurance from the U.S. Government or insurance from the U.S. Government against substantially the same risks and for at least the amounts of the insurance required by Section 4.06 covering such area, or (ii) in any recognized area of hostilities unless covered in accordance with Section 4.06 by war risk insurance, or in either case unless the Aircraft, the Airframe or any Engine is only temporarily operated, used or located in such area as a result of an emergency, equipment malfunction, navigational error, hijacking, weather

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condition or other similar unforeseen circumstance, so long as Owner diligently and in good faith proceeds to remove the Aircraft from such area. The Owner shall also have the right to operate the Aircraft without having on board the original registration certificate or airworthiness certificate in the event that either or both such certificates disappear from the Aircraft, but only to the extent permitted by Exemption No. 5318 of the FAA Regulations or other similar exemption. So long as the Aircraft, the Airframe or any Engine is subject to the Lien of this Trust Indenture, the Owner shall not permit such Aircraft, Airframe or any Engine, as the case may be, to be used, operated, maintained, serviced, repaired or overhauled (x) in violation of any Law of any Government Entity having jurisdiction that is binding on or applicable to such Aircraft, Airframe or Engine or (y) in violation of any airworthiness certificate, license or registration of any such Government Entity relating to the Aircraft, the Airframe or any Engine, except (i) immaterial or non-recurring violations with respect to which corrective measures are taken promptly by Owner or Permitted Lessee, as the case may be, upon discovery thereof, (ii) to the extent the validity or application of any such Law or requirement relating to any such certificate, license or registration is being contested in good faith by Owner or Permitted Lessee in any reasonable manner which does not materially adversely affect the Lien of this Trust Indenture and does not involve any material risk of sale, forfeiture or loss of the Aircraft, or (iii) that Owner shall not be in default under, or required to take any action set forth in this sentence if it is not possible for Owner to comply with the laws of a jurisdiction other than the United States (or other jurisdiction in which the Aircraft is registered) because of a conflict with the applicable laws of the United States (or such other jurisdiction where the Aircraft is registered).

(d) Registration. The Owner, on or prior to the date of the Closing, shall cause the Aircraft to be duly registered with the FAA in its name under the Act and except as otherwise permitted by this Section 4.02(d) at all times thereafter shall cause the Aircraft to remain so registered. So long as no Special Default or Event of Default shall have occurred and be continuing and subject to Section 5.4.5 of the Participation Agreement, Owner may at any time cause the Aircraft to be re-registered under the laws of a country other than the United States. Whether or not a Special Default or an Event of Default shall be continuing, subject to Section 5.4.5 of the Participation Agreement, Owner may at any time cause the Aircraft to be re-registered under the laws of the United States. Unless the Trust Indenture has been discharged, Owner shall also cause the Trust Indenture to be duly recorded and at all times maintained of record as a first-priority perfected mortgage (subject to Permitted Liens) on the Aircraft, the Airframe and each of the Engines (except to the extent (i) such perfection or priority cannot be maintained solely as a result of the failure by Mortgagee to execute and deliver any necessary documents or (ii) in the case of a registration of the Aircraft in a country other than the United States, the Trust Indenture need not be so recorded as provided in Section 5.4.5(d) of the Participation Agreement). Unless the Lien of this Trust Indenture has been discharged, Owner shall cause the International Interest granted under this Trust Indenture in favor of the Mortgagee with respect to the Airframe and each Engine to be registered with the International Registry, subject to the Mortgagee providing its consent to such registration.

(e) Markings. If permitted by applicable Law, on or as soon as practicable after the Closing Date, Owner will cause to be affixed to, and maintained in, the cockpit of the Airframe and on each Engine, in each case, in a clearly visible location, a placard of a reasonable size and shape bearing the legend: “Subject to a security interest in favor of Wilmington Trust Company, not in its individual capacity but solely as Mortgagee.” Such placards may be

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removed temporarily, if necessary, in the course of maintenance of the Airframe or Engines. If any such placard is damaged or becomes illegible, Owner shall promptly replace it with a placard complying with the requirements of this Section 4.02(e). Except as above provided, Owner will not allow the name of any person (other than Owner) to be placed on the Airframe or on any Engine as a designation that might be interpreted as a claim of ownership, provided that nothing herein shall prohibit Owner or any Permitted Lessee from placing its customary colors and insignia on the Airframe and any Engine.

Section 4.03 Inspection.

(a) At all reasonable times and upon reasonable advance notice (taking into consideration the availability of the Aircraft and Owner (or Permitted Lessee) personnel), so long as the Aircraft is subject to the Lien of this Trust Indenture, Mortgagee and its authorized representatives (the “Inspecting Parties”) may (not more than once every 12 months unless an Event of Default has occurred and is continuing in which case such inspection right shall not be so limited) inspect the Aircraft, Airframe and Engines (including without limitation, the Aircraft Documents) and any such Inspecting Party may make copies of such Aircraft Documents not reasonably deemed confidential by Owner or such Permitted Lessee.

(b) Any inspection of the Aircraft hereunder shall be subject to Owner’s safety and security rules applicable at the location of the Aircraft and shall be limited to a visual, walk-around inspection and shall not include the opening of any panels, bays or other components of the Aircraft without the express consent of the Owner (such consent not to be given by the Mortgagee pursuant to the power of attorney granted herein), and no such inspection shall interfere with Owner’s or any Permitted Lessee’s maintenance and operation of the Aircraft, Airframe and Engines.

(c) With respect to such rights of inspection, Mortgagee shall not have any duty or liability to make, or any duty or liability by reason of not making, any such visit, inspection or survey.

(d) Each Inspecting Party shall bear its own expenses in connection with any such inspection (including the cost of any copies made in accordance with Section 4.03(a)).

Each Inspecting Party shall keep any information or copies obtained thereby confidential and shall not disclose the same to any Person, except (A) to the Pass Through Trustees and to prospective and permitted transferees of any Pass Through Trustee’s or the Mortgagee’s interest (and such prospective and permitted transferee’s counsel, independent insurance advisors or other agents) who agree to hold such information confidential, (B) to any Pass Through Trustee’s or the Mortgagee’s counsel, independent insurance advisors or other agents who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation, (D) any other Inspecting Party, so long as such Inspecting Party agrees to hold such information confidential, and (E) as may be necessary for purposes of protecting the interest of any such Person or for enforcement of this Trust Indenture by the Mortgagee; provided, however, that any and all disclosures permitted by clauses (C) and (D) above shall be made only to the extent necessary to meet the specific requirements or needs of Persons for whom such disclosures are hereby permitted.

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Section 4.04 Maintenance; Replacement and Pooling of Parts, Alterations, Modifications and Additions; Substitution of Engines.

(a) Maintenance. Owner shall, at its own cost and expense, (1) maintain, service, repair, and overhaul (or cause to be maintained, serviced, repaired, and overhauled) the Aircraft (and any engine which is not an Engine but which is installed on the Aircraft) (A) so as to keep the Aircraft in as good an operating condition as when delivered to the Owner (ordinary wear and tear excepted and without taking into consideration hours and cycles) and so as to keep the Aircraft in such condition as may be necessary to enable the airworthiness certification for the Aircraft to be maintained in good standing at all times under the Act (or under the applicable requirements of another Aviation Authority in the jurisdiction in which the Aircraft is registered) except (i) when the Aircraft is being temporarily stored, (ii) when the Aircraft is being serviced, repaired, maintained, overhauled, tested or modified as permitted or required by the terms of this Trust Indenture, (iii) when all Similar Aircraft have been grounded by the FAA or under the applicable laws of any other jurisdiction in which the Aircraft is registered, or such authority has revoked or suspended the airworthiness certificates for such aircraft, or (iv) (x) for immaterial or non-recurring violations with respect to which corrective measures are taken promptly by Owner or Permitted Lessee, as the case may be, upon discovery thereof, or (y) to the extent the validity or application of any such Law or requirement relating to any such certificate, license or registration is being contested in good faith by Owner or Permitted Lessee in any reasonable manner which does not materially adversely affect the Lien of this Trust Indenture and does not involve any material risk of sale, forfeiture or loss of the Aircraft, and (B) in accordance with the Maintenance Program for the Aircraft and utilizing the same or better manner of maintenance used by the Owner (or any Permitted Lessee) with respect to similar aircraft operated by it, and (2) maintain or cause to be maintained in English all records, logs and other materials required to be maintained in respect of the Aircraft by the FAA or the applicable Aviation Authority. In any case, the Aircraft will be maintained in accordance with the maintenance standards required by or substantially similar to those required by the FAA or the central aviation authority of Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Spain, Sweden, Switzerland or the United Kingdom. Determination of the appropriate course of action in maintenance, including the means of compliance with airworthiness directives, and all other matters pertaining to the Aircraft will be within the sole discretion of the Owner.

(b) Replacement of Parts. The Owner, at its own cost and expense, will, or will cause a Permitted Lessee to, at its own cost and expense, promptly replace or cause to be replaced all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in Sections 4.04(c) and 4.04(d). In addition, the Owner may, at its own cost and expense, and may permit a Permitted Lessee, at its own cost and expense, (or any maintenance provider for the Aircraft) to, remove (or cause to be removed) in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided that the Owner, except as otherwise provided herein, will, at its own cost and expense, replace, or cause to be replaced, such Parts as promptly as practicable. All replacement parts (other than replacement parts temporarily installed as provided in Section 4.04(c) hereof) shall be free and clear of all Liens (except Permitted Liens), and shall be

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in as good an operating condition as, and shall have a value and utility substantially equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof (but without taking into consideration hours and cycles remaining until overhaul). Except as provided in Section 4.04(d), all Parts at any time removed from the Airframe or any Engine shall remain subject to the Lien of this Trust Indenture, no matter where located, until such time as such Parts shall be replaced by parts which meet the requirements for replacement parts specified above. Upon any replacement part becoming incorporated or installed in or attached to the Airframe or any Engine, without further act (subject only to Permitted Liens and any arrangement permitted by Section 4.04(c) hereof), (i) such replacement part shall become subject to the Lien of this Trust Indenture and be deemed a Part for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine and (ii) the replaced Part shall no longer be subject to the Lien of this Trust Indenture and shall no longer be deemed a Part hereunder. Upon request of Owner, the Mortgagee shall, at Owner’s expense, execute and deliver to Owner such documents as may be reasonably required to evidence the release of any replaced Part from the Lien of this Trust Indenture.

(c) Pooling of Parts; Temporary Replacement Parts. Any Part removed from the Airframe or any Engine may be subjected by the Owner (or any Permitted Lessee) to a normal pooling arrangement customary in the airline industry and entered into in the ordinary course of business of Owner or Permitted Lessee; provided that the part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or Engine in accordance with Section 4.04(b) hereof as promptly as practicable after the removal of such removed Part. In addition, the Owner (or any Permitted Lessee) may use temporary parts or pooled parts on the Aircraft that are owned by a third party subject to a pooling arrangement as temporary replacements for Parts, provided that the Owner (or any Permitted Lessee) as promptly thereafter as practicable, either (1) causes such pooled or temporary replacement part to become subject to the Lien of this Trust Indenture free and clear of all Liens other than Permitted Liens or (2) replaces such replacement part with a further replacement part owned by the Owner (or any Permitted Lessee) which meets the requirements of Section 4.04(b) hereof and which shall become subject to the Lien of this Trust Indenture, free and clear of all Liens other than Permitted Liens.

(d) Alterations, Modifications and Additions. The Owner shall, or shall cause a Permitted Lessee to, at its own cost and expense, make (or cause to be made) such alterations, modifications and additions to the Airframe and Engines as may be required from time to time to meet the applicable standards of the FAA or any other Aviation Authority having jurisdiction over the operation of the Aircraft, to the extent made mandatory in respect of the Aircraft, except for (i) immaterial or non-recurring violations with respect to which corrective measures are taken promptly by Owner or a Permitted Lessee, as the case may be, upon discovery thereof, or (ii) to the extent the validity or application of any such Law or requirement is being contested in good faith by Owner or a Permitted Lessee in any reasonable manner which does not involve any material risk of sale, loss or forfeiture of the Aircraft and does not materially adversely affect the Lien of this Trust Indenture. In addition, Owner may, or may permit a Permitted Lessee at its own cost and expense to, from time to time alter the passenger (seating) configuration of the Aircraft and may make or cause to be made such alterations and modifications in and additions to the Airframe or any Engine as the Owner (or any Permitted Lessee) may deem desirable in the

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proper conduct of its business, including removal of Parts which the Owner (or any Permitted Lessee) deems to be obsolete or no longer suitable or appropriate for use on the Airframe or such Engine (such parts, “Obsolete Parts”); provided that no such alteration, modification, removal or addition impairs the condition or airworthiness of the Airframe or such Engine, or materially diminishes the value, utility and, in regard to the Airframe, remaining useful life (without regard to hours and cycles) of the Airframe or such Engine below the value, utility or remaining useful life (without regard to hours and cycles) thereof immediately prior to such alteration, modification, removal or addition, assuming that the Airframe or such Engine is in the condition required hereunder. In addition, the value (but not the utility, condition or airworthiness) of the Airframe or any Engine may be reduced by the value, if any, of Obsolete Parts which shall have been removed. All parts incorporated or installed in or attached or added to the Airframe or an Engine as the result of such alteration, modification or addition (except those parts which are excluded from the definition of Parts or which the Owner has leased from others and Parts which may be removed by the Owner pursuant to the next sentence) (the “Additional Part” or “Additional Parts”) shall, without further act, become subject to the Lien of this Trust Indenture. Notwithstanding the foregoing, Owner may remove (and not replace) any Additional Part, provided that such Additional Part (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the Airframe or any Engine at the time of delivery thereof hereunder or any Part in replacement of or substitution for any such Part, (ii) is not required to be incorporated or installed in or attached or added to the Airframe or any Engine pursuant to the terms of Section 4.04(a) or the first sentence of this Section 4.04(d), and (iii) can be removed from the Airframe or such Engine without impairing the airworthiness of the Airframe or such Engine or materially diminishing the value, utility and remaining useful life of the Airframe or such Engine which the Airframe or such Engine would have had at such time had such alteration, modification or addition not occurred. Upon the removal thereof as provided above, such Additional Parts shall no longer be subject to the Lien of this Trust Indenture or be deemed part of the Airframe or Engine from which it was removed. Notwithstanding any other provision of this Indenture, Owner may, at any time, install or permit to be installed in the Aircraft Passenger Convenience Equipment owned by Owner or any Permitted Lessee or by third parties and leased or otherwise furnished to Owner in the ordinary course of business, and Owner may remove (and not replace) or permit to be removed (and not replaced) the same, and Mortgagee shall not acquire a Lien thereon by virtue of such installation or otherwise, and the rights of the owners therein shall not constitute a default under this Trust Indenture.

(e) Substitution of Engines. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which an Event of Loss with respect to the Airframe has not occurred, Owner shall promptly (and in any event within 15 days after such occurrence) give the Mortgagee written notice of such Event of Loss. The Owner shall have the right at its option at any time, on at least five (5) Business Days’ prior notice to the Mortgagee, to substitute, and if an Event of Loss shall have occurred with respect to an Engine under circumstances in which an Event of Loss with respect to the Airframe has not occurred, shall within 120 days of the occurrence of such Event of Loss substitute, a Replacement Engine for any Engine. In such event, immediately upon the effectiveness of such substitution and without further act, (i) the replaced Engine shall thereupon be free and clear of all rights of the Mortgagee and the Lien of this Trust Indenture and shall no longer be deemed an Engine hereunder and (ii) such Replacement Engine shall become subject to this Trust Indenture free

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and clear of all Liens (other than Permitted Liens) and be deemed an “Engine” for all purposes hereof to the same extent as the replaced Engine. Such Replacement Engine shall be an engine manufactured by Engine Manufacturer that is the same model as the Engine to be replaced thereby, or an improved model, and that is suitable for installation and use on the Airframe, and that has a value and utility (without regard to hours and cycles remaining until overhaul) at least equal to, and be in as good operating condition and repair as, the Engine to be replaced thereby (assuming that such Engine had been maintained in accordance with this Trust Indenture). The Owner’s substitution hereunder shall be subject to the fulfillment (which may be simultaneous with such replacement) of the following conditions precedent at the Owner’s sole cost and expense, and the Mortgagee agrees to cooperate with the Owner to the extent necessary to enable it to timely satisfy such conditions:

(i) an executed counterpart of each of the following documents shall be delivered to the Mortgagee:

(A) a Trust Indenture Supplement covering the Replacement Engine, which shall have been duly filed for recordation pursuant to the Act or such other applicable law of the jurisdiction other than the United States in which the Aircraft of which such Replacement Engine is a part is registered in accordance with Section 4.02(d), as the case may be;

(B) a full warranty (as to title) bill of sale , covering the Replacement Engine, executed by the former owner thereof in favor of the Owner (or, at the Owner’s option, other evidence of the Owner’s ownership of such Replacement Engine, reasonably satisfactory to the Mortgagee); and

(C) UCC financing statements and registrations with the International Registry covering the security interests created by this Trust Indenture (or any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which such Aircraft may be registered) as are deemed necessary or desirable by counsel for the Mortgagee to protect the security interests of the Mortgagee in the Replacement Engine;

(ii) the Owner shall cause to be delivered to the Mortgagee an opinion of counsel to the effect that the Lien of this Trust Indenture continues to be in full force and effect with respect to the Replacement Engine and such evidence of compliance with the insurance provisions of Section 4.06 with respect to such Replacement Engine as Mortgagee shall reasonably request;

(iii) the Owner shall have furnished to Mortgagee an opinion of Owner’s aviation law counsel reasonably satisfactory to Mortgagee and addressed to Mortgagee as to the due filing for recordation of the Trust Indenture Supplement with respect to such Replacement Engine under the Act or such other applicable law of the jurisdiction other than the United States in which the Aircraft is registered in accordance with Section 4.02(d), as the case may be, and the registration with the International Registry of (i) the International Interest granted under such Trust Indenture Supplement with respect to such Replacement Engine and (ii) if the bill of sale referred to in clause (i)(B) above constitutes “contract of sale” under the Cape Town Convention, such contract of sale with respect to such Replacement Engine; and

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(iv) the Owner shall have furnished to Mortgagee a certificate of a qualified aircraft engineer (who may be an employee of Owner) certifying that such Replacement Engine has a value and utility and remaining useful life (without regard to hours and cycles remaining until overhaul) at least equal to the Engine so replaced (assuming that such Engine had been maintained in accordance with this Trust Indenture).

Upon satisfaction of all conditions to such substitution, (x) the Mortgagee shall execute and deliver to the Owner such documents and instruments, prepared at the Owner’s expense, as the Owner shall reasonably request to evidence the release of such replaced Engine from the Lien of this Trust Indenture, (y) the Mortgagee shall assign to the Owner all claims it may have against any other Person relating to any Event of Loss giving rise to such substitution and (z) the Owner shall receive all insurance proceeds (other than those reserved to others under Section 4.06(b)) and other proceeds in respect of any Event of Loss giving rise to such replacement in accordance with Section 4.05(d) hereof.

Section 4.05 Loss, Destruction or Requisition.

(a) Event of Loss With Respect to the Airframe. Upon the occurrence of an Event of Loss with respect to the Airframe, the Owner shall promptly (and in any event within 15 days after such occurrence) give the Mortgagee written notice of such Event of Loss. The Owner shall, within 90 days after such occurrence, give the Mortgagee written notice of Owner’s election to either replace the Airframe as provided under Section 4.05(a)(i) or to make payment in respect of such Event of Loss as provided under Section 4.05(a)(ii) (it being agreed that if Owner shall not have given the Mortgagee such notice of such election within the above specified time period, the Owner shall be deemed to have elected to make payment in respect of such Event of Loss as provided under Section 4.05(a)(ii)):

(i) if Owner elects to replace the Airframe, Owner shall, subject to the satisfaction of the conditions contained in Section 4.05(c), as promptly as possible and in any event within 120 days after the occurrence of such Event of Loss, cause to be subjected to the Lien of this Trust Indenture, in replacement of the Airframe with respect to which the Event of Loss occurred, a Replacement Airframe and, if any Engine shall have been installed on the Airframe when it suffered the Event of Loss, a Replacement Engine therefor, such Replacement Airframe and Replacement Engines to be free and clear of all Liens except Permitted Liens and to have a value, utility and remaining useful life (without regard to hours or cycles remaining until the next regular maintenance check) at least equal to the Airframe or Engine, as the case may be, to be replaced thereby (assuming that such Airframe or Engine had been maintained in accordance with this Trust Indenture); provided that if the Owner shall not perform its obligation to effect such replacement under this clause (i) during the 120-day period of time provided herein, it shall pay the amounts required to be paid pursuant to and within the time frame specified in clause (ii) below; or

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(ii) if Owner elects to make a payment in respect of such Event of Loss of the Airframe, Owner shall make a payment to the Mortgagee for purposes of redeeming Equipment Notes in accordance with Section 2.09 hereof on a date on or before the Business Day next following the earlier of (x) the 120th day following the date of the occurrence of such Event of Loss, and (y) the fourth Business Day following the receipt of insurance proceeds with respect to such Event of Loss (but in any event not earlier than the date of Owner’s election under Section 4.05(a) to make payment under this Section 4.05 (a)(ii)).

(b) Effect of Replacement. Should the Owner have provided a Replacement Airframe and Replacement Engines, if any, as provided for in Section 4.05(a)(i), (i) the Lien of this Trust Indenture shall continue with respect to such Replacement Airframe and Replacement Engines, if any, as though no Event of Loss had occurred; (ii) the Mortgagee shall, at the cost and expense of the Owner, release from the Lien of this Trust Indenture the replaced Airframe and Engines, if any, by executing and delivering to the Owner such documents and instruments as the Owner may reasonably request to evidence such release; and (iii) in the case of a replacement upon an Event of Loss, the Mortgagee shall assign to the Owner (or if directed by the Owner, the insurers having made payment in respect of the applicable Event of Loss) all claims the Mortgagee may have against any other Person arising from the Event of Loss and the Owner shall receive all insurance proceeds (other than those reserved to others under Section 4.06(b)) and proceeds from any award in respect of condemnation, confiscation, seizure or requisition, including any investment interest thereon, to the extent not previously applied to the purchase price of the Replacement Airframe and Replacement Engines, if any, as provided in Section 4.05(d).

(c) Conditions to Airframe and Engine Replacement. The Owner’s right to substitute a Replacement Airframe and Replacement Engines, if any, as provided in Section 4.05(a)(i) shall be subject to the fulfillment, at the Owner’s sole cost and expense, in addition to the conditions contained in such Section 4.05(a)(i), of the following conditions precedent:

(i) on the date when the Replacement Airframe and Replacement Engines, if any, is subjected to the Lien of this Trust Indenture (such date being referred to in this Section 4.05 as the “Replacement Closing Date”), an executed counterpart of each of the following documents (or, in the case of the FAA bill of sale and full warranty bill of sale referred to below, a photocopy thereof) shall have been delivered to the Mortgagee:

(A) a Trust Indenture Supplement covering the Replacement Airframe and Replacement Engines, if any, which shall have been duly filed for recordation pursuant to the Act or such other applicable law of such jurisdiction other than the United States in which the Replacement Airframe and Replacement Engines, if any, are to be registered in accordance with Section 4.02(d), as the case may be;

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(B) an FAA bill of sale (or a comparable document, if any, of another Aviation Authority, if applicable) covering the Replacement Airframe executed by the former owner thereof in favor of the Owner;

(C) a full warranty (as to title) bill of sale, covering the Replacement Airframe and Replacement Engines, if any, executed by the former owner thereof in favor of the Owner (or, at the Owner’s option, other evidence of the Owner’s ownership of such Replacement Airframe and Replacement Engines, if any, reasonably satisfactory to the Mortgagee); and

(D) Uniform Commercial Code financing statements and registrations with the International Registry (or any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which the Replacement Airframe and Replacement Engines, if any, may be registered in accordance with Section 4.02(d)) as are deemed necessary or desirable by counsel for the Mortgagee to protect the security interests of the Mortgagee in the Replacement Airframe and Replacement Engines, if any;

(ii) the Replacement Airframe and Replacement Engines, if any, shall be of the same model as the Airframe or Engines, as the case may be, or an improved model of such aircraft or engines of the manufacturer thereof, shall have a value and utility (without regard to hours or cycles remaining until the next regular maintenance check) at least equal to, and be in as good operating condition and repair as, the Airframe and any Engines replaced (assuming such Airframe and Engines had been maintained in accordance with this Trust Indenture);

(iii) the Mortgagee (acting directly or by authorization to its special counsel) shall have received satisfactory evidence as to the compliance with Section 4.06 with respect to the Replacement Airframe and Replacement Engines, if any;

(iv) on the Replacement Closing Date, (A) the Owner shall cause the Replacement Airframe and Replacement Engines, if any, to be subject to the Lien of this Trust Indenture free and clear of Liens (other than Permitted Liens), (B) the Replacement Airframe shall have been duly certified by the FAA or other applicable Aviation Authority as to type and airworthiness in accordance with the terms of this Trust Indenture, (C) application for registration of the Replacement Airframe in accordance with Section 4.02(d) shall have been duly made with the FAA or other applicable Aviation Authority and the Owner shall have authority to operate the Replacement Airframe and Replacement Engines, if any, and (D) the International Interest of this Trust Indenture with respect to the Replacement Airframe and the Replacement Engines, if any, shall have been registered with the International Registry and, if the bill of sale referred to in (i)(C) above constitutes a “contract of sale” under the Cape Town Convention, such contract of sale with respect to the Replacement Airframe and the Replacement Engine, if any, shall have been registered with the International Registry;

(v) the Mortgagee at the expense of the Owner, shall have received (A) an opinion of counsel to the Owner, or other counsel satisfactory to the Mortgagee,

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addressed to the Mortgagee, to the effect that the Replacement Airframe and Replacement Engines, if any, has or have duly been made subject to the Lien of this Trust Indenture, and Mortgagee will be entitled to the benefits of Section 1110 with respect to the Replacement Airframe and Replacement Engines, if any, provided that such opinion with respect to Section 1110 need not be delivered to the extent that immediately prior to such replacement the benefits of Section 1110 were not, solely by reason of a change in law or court interpretation thereof, available to Mortgagee, and (B) an opinion of Owner’s aviation law counsel reasonably satisfactory to and addressed to Mortgagee as to the due registration of any such Replacement Airframe and the due filing for recordation of each Trust Indenture Supplement with respect to such Replacement Airframe and Replacement Engines, if any, under the Act or such other applicable law of the jurisdiction other than the United States in which the Replacement Airframe is to be registered in accordance with Section 4.02(d), as the case may be, and the registrations with the International Registry of the interests specified in clause (iv)(D) above with respect to the Replacement Airframe and Replacement Engine, if any; and

(vi) the Owner shall have furnished to the Mortgagee a certificate signed by a duly authorized officer of the Owner or by a qualified aircraft engineer (who may be an employee of Owner) or an appraiser reasonably acceptable to the Mortgagee certifying that the Replacement Airframe and Replacement Engines, if any, have a value and utility and remaining useful life (without regard to hours and cycles remaining until overhaul) at least equal to the Airframe and any Engines so replaced (assuming that such Airframe and Engines had been maintained in accordance with this Trust Indenture).

(d) Payments Received on Account of an Event of Loss. Any amounts up to the Agreed Value, other than insurance proceeds in respect of damage or loss not constituting an Event of Loss (the application of which is provided for in Annex B), received at any time by Mortgagee or Owner from any Government Entity or any other Person in respect of any Event of Loss will be applied as follows:

(i) If such amounts are received with respect to the Airframe, and any Engine installed thereon at the time of such Event of Loss, upon compliance by Owner with the applicable terms of Section 4.05(c) with respect to the Event of Loss for which such amounts are received, such amounts shall be paid over to, or retained by, Owner;

(ii) If such amounts are received with respect to an Engine (other than an Engine installed on the Airframe at the time such Airframe suffers an Event of Loss), upon compliance by Owner with the applicable terms of Section 4.04(e) with respect to the Event of Loss for which such amounts are received, such amounts shall be paid over to, or retained by, Owner;

(iii) If such amounts are received, in whole or in part, with respect to the Airframe, and Owner makes, has made or is deemed to have made the election set forth in Section 4.05(a)(ii), such amounts shall be applied as follows:

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first, if the sum described in Section 4.05(a)(ii) has not then been paid in full by Owner, such amounts shall be paid to Mortgagee to the extent necessary to pay in full such sum; and

second, the remainder, if any, shall be paid to Owner.

Any amounts in excess of the Agreed Value received in connection with an Event of Loss shall be paid to the Owner.

Any insurance, condemnation or other proceeds which result from an Event of Loss that are paid to the Mortgagee and have not been applied pursuant to this Section 4.05(d) shall be held by the Mortgagee as permitted by Section 7.04 hereof (provided that such moneys shall be invested as provided in Section 6.06 hereof) as additional security for the obligations of Owner under the Operative Agreements and such proceeds (and such investment earnings) shall be applied in accordance with this Section 4.05(d).

(e) Requisition for Use. In the event of a requisition for use by any Government Entity of the Airframe and the Engines, if any, or engines installed on such Airframe while such Airframe is subject to the Lien of this Trust Indenture, the Owner shall promptly notify the Mortgagee of such requisition and all of the Owner’s obligations under this Trust Indenture shall continue to the same extent as if such requisition had not occurred except to the extent that the performance or observance of any obligation by the Owner shall have been prevented or delayed by such requisition; provided that the Owner’s obligations under this Section 4.05 with respect to the occurrence of an Event of Loss for the payment of money and under Section 4.06 (except while an assumption of liability by the U.S. Government of the scope referred to in Section 4.02(c) is in effect) shall not be reduced or delayed by such requisition. Any payments received by the Mortgagee or the Owner or Permitted Lessee from such Government Entity with respect to such requisition of use shall be paid over to, or retained by, the Owner. In the event of an Event of Loss of an Engine resulting from the requisition for use by a Government Entity of such Engine (but not the Airframe), the Owner will replace such Engine hereunder by complying with the terms of Section 4.04(e) and any payments received by the Mortgagee or the Owner from such Government Entity with respect to such requisition shall be paid over to, or retained by, the Owner.

(f) Certain Payments to be Held As Security. Any amount referred to in this Section 4.05 or Section 4.06 which is payable or creditable to, or retainable by, the Owner shall not be paid or credited to, or retained by the Owner if at the time of such payment, credit or retention a Special Default or an Event of Default shall have occurred and be continuing, but shall be paid to and held by the Mortgagee as security for the obligations of the Owner under this Trust Indenture and the Operative Agreements, and at such time as there shall not be continuing any such Special Default or Event of Default such amount and any gain realized as a result of investments required to be made pursuant to Section 6.06 shall to the extent not theretofore applied as provided herein, be paid over to the Owner.

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Section 4.06 Insurance.

(a) Owner’s Obligation to Insure. Owner shall comply with, or cause to be complied with, each of the provisions of Annex B, which provisions are hereby incorporated by this reference as if set forth in full herein.

(b) Insurance for Own Account. Nothing in Section 4.06 shall limit or prohibit (a) Owner from maintaining the policies of insurance required under Annex B with higher limits than those specified in Annex B, or (b) Mortgagee from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by Owner pursuant to this Section 4.06 and Annex B.

(c) Indemnification by Government in Lieu of Insurance. Mortgagee agrees to accept, in lieu of insurance against any risk with respect to the Aircraft described in Annex B, indemnification from, or insurance provided by, the U.S. Government or, upon the written consent of Mortgagee, other Government Entity, against such risk in an amount that, when added to the amount of insurance (including permitted self-insurance), if any, against such risk that Owner (or any Permitted Lessee) may continue to maintain, in accordance with this Section 4.06, shall be at least equal to the amount of insurance against such risk otherwise required by this Section 4.06.

(d) Application of Insurance Proceeds. As between Owner and Mortgagee, all insurance proceeds received as a result of the occurrence of an Event of Loss with respect to the Aircraft or any Engine under policies required to be maintained by Owner pursuant to this Section 4.06 will be applied in accordance with Section 4.05(d). All proceeds of insurance required to be maintained by Owner, in accordance with Section 4.06 and Section B of Annex B, in respect of any property damage or loss not constituting an Event of Loss with respect to the Aircraft, Airframe or any Engine will be applied in accordance with Annex B hereto.

Section 4.07 Merger of Owner.

(a) In General. Owner shall not consolidate with or merge into any other person under circumstances in which Owner is not the surviving corporation, or convey, transfer or lease in one or more transactions all or substantially all of its assets to any other person, unless:

(i) such person is organized, existing and in good standing under the Laws of the United States, any State of the United States or the District of Columbia and, upon consummation of such transaction, such person will be a U.S. Air Carrier;

(ii) such person executes and delivers to Mortgagee a duly authorized, legal, valid, binding and enforceable agreement, reasonably satisfactory in form and substance to Mortgagee, containing an effective assumption by such person of the due and punctual performance and observance of each covenant, agreement and condition in the Operative Agreements to be performed or observed by Owner;

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(iii) if the Aircraft is, at the time, registered with the FAA, such person makes such filings and recordings with the FAA pursuant to the Act as shall be necessary to evidence such consolidation or merger or, if the Aircraft is, at the time, not registered with the FAA, such person makes such filings and recordings with the Aviation Authority as shall be necessary to evidence such consolidation or merger;

(iv) immediately after giving effect to such consolidation or merger no Event of Default shall have occurred and be continuing; and

(v) the Owner shall have delivered to the Mortgagee, an officer’s certificate and an opinion of counsel (which may be the Owner’s General Counsel, Assistant General Counsel or such other internal counsel to the Owner as shall be reasonably satisfactory to the Mortgagee), each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (ii) above comply with this Section 4.07(a) and that all conditions precedent herein provided relating to such transaction have been complied with (except that such opinion need not cover the matters referred to in clause (iv) above and may rely, as to factual matters, on a certificate of an officer of the Owner) and, in the case of such opinion, that such assumption agreement has been duly authorized, executed and delivered by such successor Person and is enforceable against such successor Person in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

Section 4.08 Effect of Merger. Upon any such consolidation or merger of Owner with or into, or the conveyance, transfer or lease by Owner of all or substantially all of its assets to, any Person in accordance with this Section 4.07, such Person will succeed to, and be substituted for, and may exercise every right and power of, Owner under the Operative Agreements with the same effect as if such person had been named as “Owner” therein. No such consolidation or merger, or conveyance, transfer or lease, shall have the effect of releasing Owner or such Person from any of the obligations, liabilities, covenants or undertakings of Owner under the Trust Indenture.

Section 4.09 Past-Due Related Secured Obligations. Prior to the 90th day before the Final Payment Date, the Mortgagee shall consult with the Related Mortgagees to determine if there are any Related Secured Obligations that have not been paid when due under any Related Indenture, and in the event that there exists any such past-due Related Secured Obligations, the Mortgagee shall give Owner notice thereof on or prior to such 90th day indicating the amount of such past-due Related Secured Obligations. During the period from such 90th day to the Final Payment Date, the Mortgagee shall continue to consult with the Related Mortgagees, and in the event that any Related Secured Obligations become past-due during such period, the Mortgagee shall give Owner prompt notice thereof indicating the amount of such past-due Related Secured Obligations.

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ARTICLE V

EVENTS OF DEFAULT; REMEDIES OF MORTGAGEE

Section 5.01 Event of Default. “Event of Default” means any of the following events (whatever the reason for such Event of Default and whether such event shall be voluntary or involuntary or come about or be effected by operation of Law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) the failure of the Owner to pay (i) principal of, interest on, Make-Whole Amount, if any, Break Amount, if any, Prepayment Premium, if any, under any Equipment Note when due, and such failure shall continue unremedied for a period of ten (10) Business Days, or (ii) any other amount payable by it to the Note Holders under this Trust Indenture or the Participation Agreement when due, and such failure shall continue for a period in excess of twenty (20) Business Days after Owner has received written notice from Mortgagee of the failure to make such payment when due;

(ii) Owner shall fail to carry and maintain, or cause to be carried and maintained, insurance on and in respect of the Aircraft, Airframe and Engines in accordance with the provisions of Section 4.06; provided that no such lapse or cancellation shall constitute an Event of Default until the earlier of 30 days (or if 30 days is unavailable pursuant to Section D of Annex B, such shorter period as is available) after receipt by Mortgagee of written notice of such lapse or cancellation (or seven days or such shorter time as may be standard in the industry with respect to war risk insurance, provided that the Aircraft is returned to the United States of America and/or Canada and operated exclusively within the United States of America and Canada with customary North American buy-backs until such war risk insurance is restored then absence of such insurance shall not be an Event of Default) or the date that such lapse or cancellation is effective as to any Note Holder or Mortgagee;

(iii) Owner shall fail to observe or perform (or caused to be observed and performed) in any material respect any other covenant, agreement or obligation set forth herein or in any other Operative Agreement to which Owner is a party and such failure shall continue unremedied for a period of 30 days from and after the date of written notice thereof to Owner from Mortgagee, unless such failure is capable of being corrected and Owner shall be diligently proceeding to correct such failure, in which case there shall be no Event of Default unless and until such failure shall continue unremedied for a period of 270 days after receipt of such notice;

(iv) any representation or warranty made by Owner herein, in the Participation Agreement or in any other Operative Agreement to which Owner is a party (a) shall prove to have been untrue or inaccurate in any material respect as of the date made, (b) such untrue or inaccurate representation or warranty is material at the time in question and (c) the same shall remain uncured (to the extent of the adverse impact of such incorrectness on the interest of the Mortgagee) for a period in excess of 30 days from and after the date of written notice thereof from Mortgagee to Owner;

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(v) the Owner shall consent to the appointment of or taking possession by a receiver, trustee or liquidator of itself or of a substantial part of its property, or the Owner shall admit in writing its inability to pay its debts generally as they come due or shall make a general assignment for the benefit of its creditors, or the Owner shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief under any bankruptcy laws or insolvency laws (as in effect at such time), or an answer admitting the material allegations of a petition filed against it in any such case, or the Owner shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or similar law providing for the reorganization or winding-up of corporations (as in effect at such time), or the Owner shall seek an agreement, composition, extension or adjustment with its creditors under such laws or the Owner’s board of directors shall adopt a resolution authorizing corporate action in furtherance of any of the foregoing;

(vi) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Owner, a receiver, trustee or liquidator of the Owner or of any substantial part of its property, or any substantial part of the property of the Owner shall be sequestered, or granting any other relief in respect of the Owner as a debtor under any bankruptcy laws or other insolvency laws (as in effect at such time), and any such order, judgment, decree, or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 90 days after the date of entry thereof;

(vii) a petition against the Owner in a proceeding under any bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 90 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Owner, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Owner of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 90 days; or

(viii) any amount in respect of (i) the Related Equipment Notes, including any payment of principal amount of, interest on, or Make-Whole Amount, if any, Break Amount, if any, Prepayment Premium, if any, with respect to any Related Equipment Note has not been paid in full on the Final Payment Date or (ii) any other amounts payable under the Related Operative Agreements (including any amounts due and payable pursuant to the third paragraph of Section 2.02 of any Related Indenture and any indemnities payable by the Owner pursuant to Section 7.1 of any Related Participation Agreement) in each case that are due and payable on or before the Final Payment Date are not paid in full on the Final Payment Date and, to the extent not prohibited by law, the Owner has received not less than twenty (20) Business Days’ notice from the Subordination Agent indicating the amounts referred to in clauses (i) and (ii) above.

provided, however, that, notwithstanding anything to the contrary contained in this Section 5.01, any failure of Owner to perform or observe any covenant, condition, agreement or any error in a representation or warranty shall not constitute an Event of Default if such failure or error is caused solely by reason of any event that constitutes an Event of Loss so long as Owner is continuing to comply with all of the terms of Section 4.04(e) and Section 4.05 hereof.

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Section 5.02 Remedies.

(a) If an Event of Default shall have occurred and be continuing and so long as the same shall continue unremedied, then and in every such case the Mortgagee may exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article V and shall have and may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code or by any other applicable law (including the Cape Town Convention, to the extent applicable) and may take possession of all or any part of the properties covered or intended to be covered by the Lien created hereby or pursuant hereto and may exclude the Owner and all persons claiming under it wholly or partly therefrom; provided, that the Mortgagee shall give the Owner twenty days’ prior written notice of its intention to sell the Aircraft. Without limiting any of the foregoing, it is understood and agreed that the Mortgagee may exercise any right of sale of the Aircraft available to it, even though it shall not have taken possession of the Aircraft and shall not have possession thereof at the time of such sale.

(b) If an Event of Default shall have occurred and be continuing, then and in every such case the Mortgagee may (and shall, upon receipt of a written demand therefor from a Majority in Interest of Note Holders), at any time, by delivery of written notice or notices to the Owner, declare all the Equipment Notes to be due and payable, whereupon the unpaid Original Amount of all Equipment Notes then outstanding, together with accrued but unpaid interest thereon and any Break Amount, if applicable, (but without Make-Whole Amount or Prepayment Premium) and other amounts due thereunder or otherwise payable hereunder, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived; provided that if an Event of Default referred to in clause (v), (vi) or (vii) of Section 5.01 hereof shall have occurred, then and in every such case the unpaid Original Amount then outstanding, together with accrued but unpaid interest and any Break Amount, if applicable, (but without Make-Whole Amount or Prepayment Premium) and all other amounts due hereunder and under the Equipment Notes shall immediately and without further act become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

This Section 5.02(b), however, is subject to the condition that, if at any time after the Original Amount of the Equipment Notes shall have become so due and payable, and before any judgment or decree for the payment of the money so due, or any thereof, shall be entered, all overdue payments of interest upon the Equipment Notes and all other amounts payable hereunder or under the Equipment Notes (except for the Original Amount of the Equipment Notes which by such declaration shall have become payable) shall have been duly paid, and every other Default and Event of Default with respect to any covenant or provision of this Trust Indenture shall have been cured, then and in every such case a Majority in Interest of Note Holders may (but shall not be obligated to), by written instrument filed with the Mortgagee, rescind and annul the Mortgagee’s declaration (or such automatic acceleration) and its consequences; but no such rescission or annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

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(c) The Note Holders shall be entitled, at any sale pursuant to this Section 5.02, to credit against any purchase price bid at such sale by such holder all or any part of the unpaid obligations owing to such Note Holder and secured by the Lien of this Trust Indenture (only to the extent that such purchase price would have been paid to such Note Holder pursuant to Article III hereof if such purchase price were paid in cash and the foregoing provisions of this subsection (c) were not given effect).

(d) In the event of any sale of the Collateral, or any part thereof, pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of any of the terms of this Trust Indenture, the unpaid Original Amount of all Equipment Notes then outstanding, together with accrued interest thereon and any Break Amount, if applicable, (but without Make-Whole Amount or Prepayment Premium) and other amounts due thereunder, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

(e) Notwithstanding anything contained herein, (i) so long as the Pass Through Trustee under any Pass Through Trust Agreement (or its designee) is a Note Holder, the Mortgagee will not be authorized or empowered to acquire title to any Collateral or take any action with respect to any Collateral so acquired by it if such acquisition or action would cause any Trust to fail to qualify as a “grantor trust” for federal income tax purposes and (ii) the Mortgagee will not take any action that would violate Sections 4.1(a)(ii) or 4.1(a)(iii) of the Intercreditor Agreement.

Section 5.03 Return of Aircraft, Etc.

(a) If an Event of Default shall have occurred and be continuing and the Equipment Notes have been accelerated, at the request of the Mortgagee, the Owner shall promptly execute and deliver to the Mortgagee such instruments of title and other documents as the Mortgagee may deem necessary or advisable to enable the Mortgagee or an agent or representative designated by the Mortgagee, at such time or times and place or places as the Mortgagee may specify, to obtain possession of all or any part of the Collateral to which the Mortgagee shall at the time be entitled hereunder. If the Owner shall for any reason fail to execute and deliver such instruments and documents after such request by the Mortgagee, the Mortgagee may (i) obtain a judgment conferring on the Mortgagee the right to immediate possession and requiring the Owner to execute and deliver such instruments and documents to the Mortgagee, to the entry of which judgment the Owner hereby specifically consents to the fullest extent permitted by Law, and (ii) pursue all or part of such Collateral wherever it may be found and may enter any of the premises of Owner wherever such Collateral may be or be supposed to be and search for such Collateral and take possession of and remove such Collateral. All expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien of this Trust Indenture.

(b) Upon every such taking of possession, the Mortgagee may, from time to time, at the expense of the Collateral, make all such expenditures for maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modifications or alterations to and of the Collateral, as it may deem proper. In each such case, the Mortgagee shall have the right to maintain, use, operate, store, insure, lease, control, manage, dispose of,

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modify or alter the Collateral and to exercise all rights and powers of the Owner relating to the Collateral, as the Mortgagee shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modification or alteration of the Collateral or any part thereof as the Mortgagee may determine, and the Mortgagee shall be entitled to collect and receive directly all rents, revenues and other proceeds of the Collateral and every part thereof, without prejudice, however, to the right of the Mortgagee under any provision of this Trust Indenture to collect and receive all cash held by, or required to be deposited with, the Mortgagee hereunder. Such rents, revenues and other proceeds shall be applied to pay the expenses of the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, improvement, modification or alteration of the Collateral and of conducting the business thereof, and to make all payments which the Mortgagee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Owner), and all other payments which the Mortgagee may be required or authorized to make under any provision of this Trust Indenture, as well as just and reasonable compensation for the services of the Mortgagee, and of all persons properly engaged and employed by the Mortgagee with respect hereto.

Section 5.04 Remedies Cumulative. Each and every right, power and remedy given to the Mortgagee specifically or otherwise in this Trust Indenture shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at Law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Mortgagee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner or to be an acquiescence therein.

Section 5.05 Discontinuance of Proceedings. In case the Mortgagee shall have instituted any proceeding to enforce any right, power or remedy under this Trust Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Owner and the Mortgagee shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Owner or the Mortgagee shall continue as if no such proceedings had been instituted.

Section 5.06 Waiver of Past Defaults. Upon written instruction from a Majority in Interest of Note Holders, the Mortgagee shall waive any past Default hereunder and its consequences and upon any such waiver such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Trust Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon; provided, that in the absence of written instructions from all the Note Holders, the Mortgagee shall not waive any Default (i) in the payment of the Original Amount,

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any Make-Whole Amount, if applicable, any Break Amount, if applicable, any Prepayment Premium, if applicable, and interest and other amounts due under any Equipment Note then outstanding, or (ii) in respect of a covenant or provision hereof which, under Article X hereof, cannot be modified or amended without the consent of each Note Holder.

Section 5.07 Appointment of Receiver. The Mortgagee shall, as a matter of right, be entitled to the appointment of a receiver (who may be the Mortgagee or any successor or nominee thereof) for all or any part of the Collateral, whether such receivership be incidental to a proposed sale of the Collateral or the taking of possession thereof or otherwise, and the Owner hereby consents to the appointment of such a receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Collateral shall be entitled to exercise all the rights and powers of the Mortgagee with respect to the Collateral.

Section 5.08 Mortgagee Authorized to Execute Bills of Sale, Etc. The Owner irrevocably appoints, while an Event of Default has occurred and is continuing, the Mortgagee, the true and lawful attorney-in-fact of the Owner (which appointment is coupled with an interest) in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of the Lien of this Trust Indenture, whether pursuant to foreclosure or power of sale, assignments and other instruments as may be necessary or appropriate, with full power of substitution, the Owner hereby ratifying and confirming all that such attorney or any substitute shall do by virtue hereof in accordance with applicable law. Nevertheless, if so requested by the Mortgagee or any purchaser, the Owner shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Mortgagee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

Section 5.09 Rights of Note Holders to Receive Payment. Notwithstanding any other provision of this Trust Indenture, the right of any Note Holder to receive payment of principal of, and Make-Whole Amount, if any, Break Amount, if any, Prepayment Premium, if any, and interest on an Equipment Note on or after the respective due dates expressed in such Equipment Note, or to bring suit for the enforcement of any such payment on or after such respective dates in accordance with the terms hereof, shall not be impaired or affected without the consent of such Note Holder.

ARTICLE VI

DUTIES OF THE MORTGAGEE

Section 6.01 Notice of Event of Default. If the Mortgagee shall have Actual Knowledge of any Event of Default or Default, the Mortgagee shall give prompt written notice thereof to each Note Holder. Subject to the terms of Sections 5.02, 5.06, 6.02 and 6.03 hereof, the Mortgagee shall take such action, or refrain from taking such action, with respect to such Event of Default or Default (including with respect to the exercise of any rights or remedies hereunder) as the Mortgagee shall be instructed in writing by a Majority in Interest of Note Holders. Subject to the provisions of Section 6.03, if the Mortgagee shall not have received instructions as above provided within 20 days after mailing notice of such Event of Default to the Note Holders, the Mortgagee may, subject to instructions thereafter received pursuant to the

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preceding provisions of this Section 6.01, take such action, or refrain from taking such action, but shall be under no duty to take or refrain from taking any action, with respect to such Event of Default as it shall determine advisable in the best interests of the Note Holders; provided, however, that the Mortgagee may not sell the Aircraft or any Engine without the consent of a Majority in Interest of Note Holders. For all purposes of this Trust Indenture, in the absence of Actual Knowledge on the part of the Mortgagee, the Mortgagee shall not be deemed to have knowledge of a Default or an Event of Default (except, the failure of Owner to pay any installment of principal or interest within one Business Day after the same shall become due, which failure shall constitute knowledge of a Default) unless notified in writing by the Owner or one or more Note Holders.

Section 6.02 Action Upon Instructions; Certain Rights and Limitations. Subject to the terms of Sections 5.02(a), 5.06, 6.01 and 6.03 hereof, upon the written instructions at any time and from time to time of a Majority in Interest of Note Holders, the Mortgagee shall, subject to the terms of this Section 6.02, take such of the following actions as may be specified in such instructions: (i) give such notice or direction or exercise such right, remedy or power hereunder as shall be specified in such instructions and (ii) give such notice or direction or exercise such right, remedy or power hereunder with respect to any part of the Collateral as shall be specified in such instructions; it being understood that without the written instructions of a Majority in Interest of Note Holders, the Mortgagee shall not, except as provided in Section 6.01, approve any such matter as satisfactory to the Mortgagee.

The Owner will file such continuation statements with respect to financing statements relating to the security interest created hereunder in the Collateral as may be specified from time to time in written instructions of a Majority in Interest of Note Holders (which instructions shall be accompanied by the form of such continuation statement so to be filed). The Mortgagee will furnish to each Note Holder, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates and other instruments furnished to the Mortgagee hereunder.

Section 6.03 Indemnification. The Mortgagee shall not be required to take any action or refrain from taking any action under Section 6.01 (other than the first sentence thereof), 6.02 or Article V hereof unless the Mortgagee shall have been indemnified to its reasonable satisfaction against any liability, cost or expense (including counsel fees) which may be incurred in connection therewith pursuant to a written agreement with one or more Note Holders. The Mortgagee agrees that it shall look solely to the Note Holders for the satisfaction of any indemnity (except expenses for foreclosure of the type referred to in clause “First” of Section 3.03 hereof) owed to it pursuant to this Section 6.03. The Mortgagee shall not be under any obligation to take any action under this Trust Indenture or any other Operative Agreement and nothing herein or therein shall require the Mortgagee to expend or risk its own funds or otherwise incur the risk of any financial liability in the performance of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (the written indemnity of any Note Holder who is a QIB, signed by an authorized officer thereof, in favor of, delivered to and in form reasonably satisfactory to the Mortgagee shall be accepted as reasonable assurance of adequate indemnity). The Mortgagee shall not be required to take any action under Section 6.01 (other than the first sentence thereof) or 6.02 or Article V hereof, nor shall any other

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provision of this Trust Indenture or any other Operative Agreement be deemed to impose a duty on the Mortgagee to take any action, if the Mortgagee shall have been advised by counsel that such action is contrary to the terms hereof or is otherwise contrary to Law.

Section 6.04 No Duties Except as Specified in Trust Indenture or Instructions. The Mortgagee shall not have any duty or obligation to use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with the Aircraft or any other part of the Collateral, or to otherwise take or refrain from taking any action under, or in connection with, this Trust Indenture or any part of the Collateral, except as expressly provided by the terms of this Trust Indenture or as expressly provided in written instructions from Note Holders as provided in this Trust Indenture; and no implied duties or obligations shall be read into this Trust Indenture against the Mortgagee. The Mortgagee agrees that it will in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Section 8.01 hereof), promptly take such action as may be necessary duly to discharge all liens and encumbrances on any part of the Collateral which result from claims against it in its individual capacity not related to the administration of the Collateral or any other transaction pursuant to this Trust Indenture or any document included in the Collateral.

Section 6.05 No Action Except Under Trust Indenture or Instructions. The Mortgagee will not use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with the Aircraft or any other part of the Collateral except in accordance with the powers granted to, or the authority conferred upon the Mortgagee pursuant to this Trust Indenture and in accordance with the express terms hereof.

Section 6.06 Investment of Amounts Held by Mortgagee. Any amounts held by the Mortgagee pursuant to Section 3.02, 3.03 or 3.07, or pursuant to any provision of any other Operative Agreement providing for amounts to be held by the Mortgagee which are not distributed pursuant to the other provisions of Article III hereof shall be invested by the Mortgagee from time to time in Cash Equivalents as directed by the Owner so long as the Mortgagee may acquire the same using its best efforts. All Cash Equivalents held by the Mortgagee pursuant to this Section 6.06 shall either be (a) registered in the name of, payable to the order of, or specially endorsed to, the Mortgagee, or (b) held in an Eligible Account. Unless otherwise expressly provided in this Trust Indenture, any income realized as a result of any such investment, net of the Mortgagee’s reasonable fees and expenses in making such investment, shall be held and applied by the Mortgagee in the same manner as the principal amount of such investment is to be applied and any losses, net of earnings and such reasonable fees and expenses, shall be charged against the principal amount invested. The Mortgagee shall not be liable for any loss resulting from any investment required to be made by it under this Trust Indenture other than by reason of its willful misconduct or gross negligence or negligence in the handling of funds, and any such investment may be sold (without regard to its maturity) by the Mortgagee without instructions whenever such sale is necessary to make a distribution required by this Trust Indenture.

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ARTICLE VII

THE MORTGAGEE

Section 7.01 Acceptance of Trusts and Duties. The Mortgagee accepts the duties hereby created and applicable to it and agrees to perform the same but only upon the terms of this Trust Indenture and agrees to receive and disburse all monies constituting part of the Collateral in accordance with the terms hereof. The Mortgagee, in its individual capacity, shall not be answerable or accountable under any circumstances, except (i) for its own willful misconduct or gross negligence (other than for the handling of funds actually received by it in accordance with the terms of the Operative Agreements or the Pass Through Agreements, for which the standard of accountability shall be willful misconduct or negligence), (ii) as provided in the fourth sentence of Section 2.03(a) hereof and the last sentence of Section 6.04 hereof, and (iii) from the inaccuracy of any representation or warranty of the Mortgagee (in its individual capacity) in the Participation Agreement or expressly made hereunder.

Section 7.02 Absence of Duties. Except in accordance with written instructions furnished pursuant to Section 6.01 or 6.02 hereof, and except as provided in, and without limiting the generality of, Sections 6.03, 6.04 and 7.07 hereof the Mortgagee shall have no duty (i) to see to any registration of the Aircraft or any recording or filing of this Trust Indenture or any other document, or to see to the maintenance of any such registration, recording or filing, (ii) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not Owner shall be in default with respect thereto, (iii) to see to the payment or discharge of any lien or encumbrance of any kind against any part of the Collateral, (iv) to confirm, verify or inquire into the failure to receive any financial statements from Owner, or (v) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of Owner’s covenants herein or any Permitted Lessee’s covenants under any assigned Permitted Lease with respect to the Aircraft.

Section 7.03 No Representations or Warranties as to Aircraft or Documents. THE MORTGAGEE IN ITS INDIVIDUAL OR TRUST CAPACITY DOES NOT MAKE AND SHALL NOT BE DEEMED TO HAVE MADE AND HEREBY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, QUALITY, DURABILITY, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY ENGINE, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER. The Mortgagee, in its individual or trust capacities, does not make nor shall it be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Trust Indenture, the Participation Agreement, the Equipment Notes, or the Purchase Agreement, or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Mortgagee in its individual capacity, in each case expressly made in this Trust Indenture or in the Participation Agreement. The Note Holders make no representation or warranty hereunder whatsoever.

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Section 7.04 No Segregation of Monies; No Interest. Except as otherwise provided in Section 3.07 hereof, any monies paid to or retained by the Mortgagee pursuant to any provision hereof and not then required to be distributed to the Note Holders, or the Owner as provided in Article III hereof need not be segregated in any manner except to the extent required by Law or Section 6.06 hereof, and may be deposited under such general conditions as may be prescribed by Law, and the Mortgagee shall not be liable for any interest thereon (except that the Mortgagee shall invest all monies held as directed by Owner so long as no Event of Default has occurred and is continuing (or in the absence of such direction, by the Majority In Interest of Note Holders) in Cash Equivalents; provided, however, that any payments received, or applied hereunder, by the Mortgagee shall be accounted for by the Mortgagee so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

Section 7.05 Reliance; Agreements; Advice of Counsel. The Mortgagee shall not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Mortgagee may accept a copy of a resolution of the Board of Directors (or Executive Committee thereof) of the Owner, certified by the Secretary or an Assistant Secretary thereof as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. As to the aggregate unpaid Original Amount of Equipment Notes outstanding as of any date, the Owner may for all purposes hereof rely on a certificate signed by any Vice President or other authorized corporate trust officer of the Mortgagee. As to any fact or matter relating to the Owner the manner of the ascertainment of which is not specifically described herein, the Mortgagee may for all purposes hereof rely on a certificate, signed by a duly authorized officer of the Owner, as to such fact or matter, and such certificate shall constitute full protection to the Mortgagee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the trusts hereunder, the Mortgagee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may, at the expense of the Collateral, advise with counsel, accountants and other skilled persons to be selected and retained by it, and the Mortgagee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written advice or written opinion of any such counsel, accountants or other skilled persons.

Section 7.06 Compensation. The Mortgagee shall be entitled to reasonable compensation including expenses and disbursements (including the reasonable fees and expenses of counsel) for all services rendered hereunder and shall, on and subsequent to an Event of Default hereunder, have a priority claim on the Collateral for the payment of such compensation (other than any Unindemnified Tax), to the extent that such compensation shall not be paid by Owner, and shall have the right, on and subsequent to an Event of Default hereunder, to use or apply any monies held by it hereunder in the Collateral toward such payments. The Mortgagee agrees that it shall have no right against the Note Holders for any fee as compensation for its services as trustee under this Trust Indenture.

Section 7.07 Instructions from Note Holders. In the administration of the trusts created hereunder, the Mortgagee shall have the right to seek instructions from a Majority in Interest of Note Holders should any provision of this Trust Indenture appear to conflict with any other

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provision herein or should the Mortgagee’s duties or obligations hereunder be unclear, and the Mortgagee shall incur no liability in refraining from acting until it receives such instructions. The Mortgagee shall be fully protected for acting in accordance with any instructions received under this Section 7.07.

ARTICLE VIII

INDEMNIFICATION

Section 8.01 Scope of Indemnification. The Mortgagee shall be indemnified by the Owner to the extent and in the manner provided in Section 7 of the Participation Agreement.

ARTICLE IX

SUCCESSOR AND SEPARATE TRUSTEES

Section 9.01 Resignation of Mortgagee; Appointment of Successor.

(a) The Mortgagee or any successor thereto may resign at any time without cause by giving at least 30 days’ prior written notice to the Owner and each Note Holder, such resignation to be effective upon the acceptance of the trusteeship by a successor Mortgagee. In addition, a Majority in Interest of Note Holders may at any time (but only with the consent of Owner, which consent shall not be unreasonably withheld, except that such consent shall not be necessary if an Event of Default is continuing) remove the Mortgagee without cause by an instrument in writing delivered to the Owner and the Mortgagee, and the Mortgagee shall promptly notify each Note Holder thereof in writing, such removal to be effective upon the acceptance of the trusteeship by a successor Mortgagee. In the case of the resignation or removal of the Mortgagee, a Majority in Interest of Note Holders may appoint a successor Mortgagee by an instrument signed by such holders, which successor, so long as no Event of Default shall have occurred and be continuing, shall be subject to Owner’s reasonable approval. If a successor Mortgagee shall not have been appointed within 30 days after such notice of resignation or removal, the Mortgagee, the Owner or any Note Holder may apply to any court of competent jurisdiction to appoint a successor Mortgagee to act until such time, if any, as a successor shall have been appointed as above provided. The successor Mortgagee so appointed by such court shall immediately and without further act be superseded by any successor Mortgagee appointed as above provided.

(b) Any successor Mortgagee, however appointed, shall execute and deliver to the Owner and the predecessor Mortgagee an instrument accepting such appointment and assuming the obligations of the Mortgagee arising from and after the time of such appointment, and thereupon such successor Mortgagee, without further act, shall become vested with all the estates, properties, rights, powers and duties of the predecessor Mortgagee hereunder in the trust hereunder applicable to it with like effect as if originally named the Mortgagee herein; but nevertheless upon the written request of such successor Mortgagee, such predecessor Mortgagee shall execute and deliver an instrument transferring to such successor Mortgagee, upon the trusts herein expressed applicable to it, all the estates, properties, rights and powers of such predecessor Mortgagee, and such predecessor Mortgagee shall duly assign, transfer, deliver and pay over to such successor Mortgagee all monies or other property then held by such predecessor Mortgagee hereunder.

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(c) Any successor Mortgagee, however appointed, shall be a bank or trust company having its principal place of business in the Borough of Manhattan, City and State of New York; Chicago, Illinois; Hartford, Connecticut; Wilmington, Delaware; Salt Lake City, Utah; Charlotte, North Carolina; or Boston, Massachusetts and having (or whose obligations under the Operative Agreements are guaranteed by an affiliated entity having) a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Mortgagee hereunder upon reasonable or customary terms.

(d) Any corporation into which the Mortgagee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Mortgagee shall be a party, or any corporation to which substantially all the corporate trust business of the Mortgagee may be transferred, shall, subject to the terms of paragraph (c) of this Section 9.01, be a successor Mortgagee and the Mortgagee under this Trust Indenture without further act.

(e) The Owner consents to any change in the identity of the Mortgagee on the International Registry occasioned by provisions of this Section 9.01, and if required by the International Registry to reflect such change, will provide its consent thereto.

Section 9.02 Appointment of Additional and Separate Trustees.

(a) Whenever (i) the Mortgagee shall deem it necessary or desirable in order to conform to any Law of any jurisdiction in which all or any part of the Collateral shall be situated or to make any claim or bring any suit with respect to or in connection with the Collateral, this Trust Indenture, any other Indenture Agreement, the Equipment Notes or any of the transactions contemplated by the Participation Agreement, (ii) the Mortgagee shall be advised by counsel satisfactory to it that it is so necessary or prudent in the interests of the Note Holders (and the Mortgagee shall so advise the Owner), or (iii) the Mortgagee shall have been requested to do so by a Majority in Interest of Note Holders, then in any such case, the Mortgagee (with the written consent of the Owner, so long as no Event of Default has occurred and is continuing) and, upon the written request of the Mortgagee, the Owner, shall execute and deliver an indenture supplemental hereto and such other instruments as may from time to time be necessary or advisable either (1) to constitute one or more bank or trust companies or one or more persons approved by the Mortgagee, either to act jointly with the Mortgagee as additional trustee or trustees of all or any part of the Collateral, or to act as separate trustee or trustees of all or any part of the Collateral, in each case with such rights, powers, duties and obligations consistent with this Trust Indenture as may be provided in such supplemental indenture or other instruments as the Mortgagee or a Majority in Interest of Note Holders may deem necessary or advisable, or (2) to clarify, add to or subtract from the rights, powers, duties and obligations theretofore granted any such additional or separate trustee, subject in each case to the remaining provisions of this Section 9.02. If the Owner shall not have taken any action required of it under this Section 9.02(a) that is permitted or required by its terms within 15 days after the receipt of a written request from the Mortgagee so to do, or if an Event of Default shall have occurred and be

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continuing, the Mortgagee may act under the foregoing provisions of this Section 9.02(a) without the concurrence of the Owner, and the Owner hereby irrevocably appoints (which appointment is coupled with an interest) the Mortgagee, its agent and attorney-in-fact to act for it under the foregoing provisions of this Section 9.02(a) in either of such contingencies. The Mortgagee may, in such capacity, execute, deliver and perform any such supplemental indenture, or any such instrument, as may be required for the appointment of any such additional or separate trustee or for the clarification of, addition to or subtraction from the rights, powers, duties or obligations theretofore granted to any such additional or separate trustee. In case any additional or separate trustee appointed under this Section 9.02(a) shall die, become incapable of acting, resign or be moved, all the assets, property, rights, powers, trusts, duties and obligations of such additional or separate trustee shall revert to the Mortgagee until a successor additional or separate trustee is appointed as provided in this Section 9.02(a).

(b) No additional or separate trustee shall be entitled to exercise any of the rights, powers, duties and obligations conferred upon the Mortgagee in respect of the custody, investment and payment of monies and all monies received by any such additional or separate trustee from or constituting part of the Collateral or otherwise payable under any Operative Agreement to the Mortgagee shall be promptly paid over by it to the Mortgagee. All other rights, powers, duties and obligations conferred or imposed upon any additional or separate trustee shall be exercised or performed by the Mortgagee and such additional or separate trustee jointly except to the extent that applicable Law of any jurisdiction in which any particular act is to be performed renders the Mortgagee incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations (including the holding of title to all or part of the Collateral in any such jurisdiction) shall be exercised and performed by such additional or separate trustee. No additional or separate trustee shall take any discretionary action except on the instructions of the Mortgagee or a Majority in Interest of Note Holders. No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, except that the Mortgagee shall be liable for the consequences of its lack of reasonable care in selecting, and the Mortgagee’s own actions in acting with, any additional or separate trustee. Each additional or separate trustee appointed pursuant to this Section 9.02 shall be subject to, and shall have the benefit of Articles V through IX and Article XI hereof insofar as they apply to the Mortgagee. The powers of any additional or separate trustee appointed pursuant to this Section 9.02 shall not in any case exceed those of the Mortgagee hereunder.

(c) If at any time the Mortgagee shall deem it no longer necessary or in order to conform to any such Law or take any such action or shall be advised by such counsel that it is no longer so necessary or desirable in the interest of the Note Holders, or in the event that the Mortgagee shall have been requested to do so in writing by a Majority in Interest of Note Holders, the Mortgagee and, upon the written request of the Mortgagee, the Owner, shall execute and deliver an indenture supplemental hereto and all other instruments and agreements necessary or proper to remove any additional or separate trustee. The Mortgagee may act on behalf of the Owner under this Section 9.02(c) when and to the extent it could so act under Section 9.02(a) hereof.

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ARTICLE X

SUPPLEMENTS AND AMENDMENTS TO THIS TRUST INDENTURE AND OTHER DOCUMENTS

Section 10.01 Instructions of Majority; Limitations.

(a) The Mortgagee agrees with the Note Holders that it shall not enter into any amendment, waiver or modification of, supplement or consent to this Trust Indenture, or any other Operative Agreement to which it is a party, unless such supplement, amendment, waiver, modification or consent is consented to in writing by a Majority in Interest of Note Holders, but upon the written request of a Majority in Interest of Note Holders, the Mortgagee shall from time to time enter into any such supplement or amendment, or execute and deliver any such waiver, modification or consent, as may be specified in such request and as may be (in the case of any such amendment, supplement or modification), to the extent such agreement is required, agreed to by the Owner, and as may be appropriate, the Airframe Manufacturer; provided, however, that, without the consent of each holder of an affected Equipment Note then outstanding and of the Liquidity Providers, no such amendment, waiver or modification of the terms of, or consent under, any thereof, shall (i) modify any of the provisions of this Section 10.01, or of Article II or III or Section 5.01, 5.02(c), 5.02(d), 6.01 or 6.02 hereof, the definitions of “Break Amount,” “Event of Default,” “Default,” “Majority in Interest of Note Holders,” “Make-Whole Amount”, “Note Holder” or “Prepayment Premium” or the percentage of Note Holders required to take or approve any action hereunder, (ii) reduce the amount, or change the time of payment or method of calculation of any amount, of Original Amount, Make-Whole Amount, if any, Break Amount, if any, Prepayment Premium, if any, or interest with respect to any Equipment Note, (iii) reduce, modify or amend any indemnities in favor of the Mortgagee or the Note Holders (except that the Mortgagee may consent to any waiver or reduction of an indemnity payable to it), or the other Indenture Indemnitees or (iv) permit the creation of any Lien on the Collateral or any part thereof other than Permitted Liens or deprive any Note Holder of the benefit of the Lien of this Trust Indenture on the Collateral, except as provided in connection with the exercise of remedies under Article V hereof; provided, further, that, without the consent of each holder of an affected Related Equipment Note then outstanding, no amendment, waiver or modification of the terms hereof shall modify Section 3.03 or reduce the amount payable with respect to such Related Equipment Note, or the date on which any amount is payable with respect to such Related Equipment Note or deprive any Related Note Holder of the benefit of the Lien of this Trust Indenture or the Collateral, except as provided in Sections 2.05 or 11.01 hereof or in connection with the exercise of remedies under Article V hereof. Notwithstanding the foregoing, without the consent of the affected Liquidity Provider neither the Owner nor the Mortgagee shall enter into any amendment, waiver or modification of, supplement or consent to this Trust Indenture or the other Operative Agreements which shall reduce, modify or amend any indemnities in favor of such Liquidity Provider.

(b) The Owner and the Mortgagee may enter into one or more agreements supplemental hereto without the consent of any Note Holder for any of the following purposes: (i) (a) to cure any defect or inconsistency herein or in the Equipment Notes, or to make any change not inconsistent with the provisions hereof (provided that such change does not adversely affect the interests of any Note Holder in its capacity solely as Note Holder) or (b) to cure any ambiguity or correct any mistake; (ii) to evidence the succession of another party as the Owner in accordance with the terms hereof or to evidence the succession of a new trustee hereunder

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pursuant hereto, the removal of the trustee hereunder or the appointment of any co-trustee or co-trustees or any separate or additional trustee or trustees; (iii) to convey, transfer, assign, mortgage or pledge any property to or with the Mortgagee or to make any other provisions with respect to matters or questions arising hereunder so long as such action shall not adversely affect the interests of the Note Holders in its capacity solely as Note Holder; (iv) to correct or amplify the description of any property at any time subject to the Lien of this Trust Indenture or better to assure, convey and confirm unto the Mortgagee any property subject or required to be subject to the Lien of this Trust Indenture, the Airframe or Engines or any Replacement Airframe or Replacement Engine; (v) to add to the covenants of the Owner for the benefit of the Note Holders, or to surrender any rights or power herein conferred upon the Owner; (vi) to add to the rights of the Note Holders; (vii) to include on the Equipment Notes any legend as may be required by Law and (viii) to provide for the reissuance of Series B Equipment Notes (and Related Series B Equipment Notes) or Series C Equipment Notes (and Related Series C Equipment Notes) or the issuance or reissuance from time to time of one or more series of Additional Series Equipment Notes (and any Related Additional Series Equipment Notes) and for pass through certificates issued by any pass through trust that acquires any such Equipment Notes and to make changes relating to any of the foregoing (including without limitation to further provide for the issuance of more than one series of Additional Series Equipment Notes (including without limitation to provide for the relative priority of different series of Additional Series Equipment Notes as between such series) and to provide for any credit support for any such issued or reissued Equipment Notes or Related Equipment Notes (including without limitation to secure claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support (including without limitation to specify such credit support as a “Liquidity Facility” and the provider of any such credit support as a “Liquidity Provider”)), provided that such Equipment Notes are issued in accordance with the terms of this Trust Indenture and Section 9.1 of the Intercreditor Agreement.

Section 10.02 Mortgagee Protected. If, in the opinion of the institution acting as Mortgagee hereunder, any document required to be executed by it pursuant to the terms of Section 10.01 hereof affects any right, duty, immunity or indemnity with respect to such institution under this Trust Indenture, such institution may in its discretion decline to execute such document.

Section 10.03 Documents Mailed to Note Holders. Promptly after the execution by the Owner or the Mortgagee of any document entered into pursuant to Section 10.01 hereof, the Mortgagee shall mail, by first class mail, postage prepaid, a copy thereof to Owner (if not a party thereto) and to each Note Holder at its address last set forth in the Equipment Note Register, but the failure of the Mortgagee to mail such copies shall not impair or affect the validity of such document.

Section 10.04 No Request Necessary for Trust Indenture Supplement. No written request or consent of the Note Holders pursuant to Section 10.01 hereof shall be required to enable the Mortgagee to execute and deliver a Trust Indenture Supplement specifically required by the terms hereof.

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ARTICLE XI MISCELLANEOUS

Section 11.01 Termination of Trust Indenture. Upon (or at any time after) payment in full of the Original Amount of, Make-Whole Amount, if any, Break Amount, if any, Prepayment Premium, if any, and interest on and all other amounts due under all Equipment Notes and provided that there shall then be no other Secured Obligations due to the Indenture Indemnitees, the Note Holders and the Mortgagee hereunder or under the Participation Agreement or other Operative Agreement and so long as no Related Payment Default or Related Event of Default shall have occurred and be continuing, the Owner shall direct the Mortgagee to execute and deliver to or as directed in writing by the Owner an appropriate instrument releasing the Aircraft and the Engines and all other Collateral (subject to clause “Fifth” of Section 3.03 hereof, if applicable) from the Lien of the Trust Indenture and the Mortgagee shall execute and deliver such instrument as aforesaid; provided, however, that this Trust Indenture and the trusts created hereby shall earlier terminate and this Trust Indenture shall be of no further force or effect upon any sale or other final disposition by the Mortgagee of all property constituting part of the Collateral and the final distribution by the Mortgagee of all monies or other property or proceeds constituting part of the Collateral in accordance with the terms hereof. Except as aforesaid otherwise provided, this Trust Indenture and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

Section 11.02 No Legal Title to Collateral in Note Holders. No holder of an Equipment Note or Related Equipment Note shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any Equipment Note or Related Equipment Note or other right, title and interest of any Note Holder or holder of a Related Equipment Note in and to the Collateral or hereunder shall operate to terminate this Trust Indenture or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the Collateral.

Section 11.03 Sale of Aircraft by Mortgagee Is Binding. Any sale or other conveyance of the Collateral, or any part thereof (including any part thereof or interest therein), by the Mortgagee made pursuant to the terms of this Trust Indenture shall bind the Note Holders and shall be effective to transfer or convey all right, title and interest of the Mortgagee, the Owner and such holders in and to such Collateral or part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Mortgagee.

Section 11.04 Trust Indenture for Benefit of Owner, Mortgagee, Note Holders, Related Secured Parties and the other Indenture Indemnitees. Nothing in this Trust Indenture, whether express or implied, shall be construed to give any person other than the Owner, the Mortgagee, the Note Holders, Related Secured Parties and the other Indenture Indemnitees, any legal or equitable right, remedy or claim under or in respect of this Trust Indenture, except that the persons referred to in the penultimate paragraph of Section 4.02(b) shall be third party beneficiaries of such paragraph.

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Section 11.05 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Trust Indenture to be made, given, furnished or filed shall be in writing, personally delivered or mailed by certified mail, postage prepaid, or by facsimile or confirmed telex, and (i) if to the Owner, addressed to it at 77 West Wacker Drive, Chicago, IL 60601, Attention: Stephen R. Lieberman, Vice President & Treasurer, stephen.lieberman@united.com, facsimile number (312) 997-8333, and Paul R. Lovejoy, Senior Vice President, General Counsel and Secretary, paul.lovejoy@united.com, facsimile number (312) 997-8333, with a copy to Vedder Price Kaufman & Kammholz, P.C., (ii) if to Mortgagee, addressed to it at its office at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, facsimile number (302) 636-4140, (iii) if to any Note Holder or any Indenture Indemnitee, addressed to such party at such address as such party shall have furnished by notice to the Owner and the Mortgagee, or, until an address is so furnished, addressed to the address of such party (if any) set forth on Schedule 1 to the Participation Agreement or in the Equipment Note Register. Whenever any notice in writing is required to be given by the Owner or the Mortgagee or any Note Holder to any of the other of them, such notice shall be deemed given and such requirement satisfied when such notice is received, or if made, given, furnished or filed by facsimile or telecommunication transmission, when received unless received outside of business hours, in which case on the next open of business on a Business Day. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Trust Indenture.

Section 11.06 Severability. Any provision of this Trust Indenture which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 11.07 No Oral Modification or Continuing Waivers. No term or provision of this Trust Indenture or the Equipment Notes may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Owner and the Mortgagee, in compliance with Section 10.01 hereof. Any waiver of the terms hereof or of any Equipment Note shall be effective only in the specific instance and for the specific purpose given.

Section 11.08 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the permitted successors and assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Note Holder shall bind the successors and assigns of such holder. Each Note Holder by its acceptance of an Equipment Note agrees to be bound by this Trust Indenture and all provisions of the Operative Agreements applicable to a Note Holder.

Section 11.09 Headings. The headings of the various Articles and sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

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Section 11.10 Normal Commercial Relations. Anything contained in this Trust Indenture to the contrary notwithstanding, Owner and Mortgagee may conduct any banking or other financial transactions, and have banking or other commercial relationships, with each other, fully to the same extent as if this Trust Indenture were not in effect, including without limitation the making of loans or other extensions of credit to Owner for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

Section 11.11 Governing Law; Counterpart Form. THIS TRUST INDENTURE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS TRUST INDENTURE IS BEING DELIVERED IN THE STATE OF NEW YORK. This Trust Indenture may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 11.12 Voting By Note Holders. All votes of the Note Holders shall be governed by a vote of a Majority in Interest of Note Holders, except as otherwise provided herein.

Section 11.13 Bankruptcy. It is the intention of the parties that the Mortgagee shall be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the right to take possession of the Aircraft, Airframe, Engines and Parts and to exercise any of its other rights or remedies as provided herein in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a debtor, and in any instance where more than one construction is possible of the terms and conditions hereof or any other pertinent Operative Agreement, each such party agrees that a construction which would preserve such benefits shall control over any construction which would not preserve such benefits.

* * *

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IN WITNESS WHEREOF, the parties hereto have caused this Trust Indenture and Mortgage to be duly executed by their respective officers thereof duly authorized as of the day and year first above written.

UNITED AIR LINES, INC.

By:
Name:
Title:

WILMINGTON TRUST COMPANY, as Mortgagee

By:
Name:
Title:

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ANNEX B

INSURANCE

A. Bodily Injury Liability and Property Damage Liability Insurance.

1. Except as provided in paragraph 2 of this Section A or Section 4.06(c) of the Trust Indenture, and subject to the self insurance to the extent permitted by Section D hereof, Owner will at all times carry and maintain or cause to be carried and maintained, at no expense to any Additional Insured, on a non-discriminatory basis, comprehensive airline liability insurance, including passenger legal liability, bodily injury liability, property damage liability and contractual liability (exclusive of manufacturer’s product liability insurance and including, without limitation, aircraft liability war risk and allied perils insurance, if and to the extent the same is maintained by Owner (or Permitted Lessee) with respect to other Similar Aircraft owned or leased, and operated by Owner (or Permitted Lessee) on the same routes) with respect to the Aircraft (a) in an amount per occurrence not less than the greater of (x) the amount of comprehensive airline legal liability insurance from time to time applicable to aircraft owned or leased and operated by Owner of the same type and operating on similar routes as the Aircraft and (y) the Minimum Liability Insurance Amount, (b) of the type and covering the same risks as from time to time applicable to aircraft operated by the Owner (or any Permitted Lessee) of the same type which comprise the Owner’s (or such Permitted Lessee’s) fleet and (c) which is maintained in effect with insurers or reinsurers of recognized responsibility. The Owner need not maintain cargo liability insurance with respect to the Aircraft, or may maintain such insurance in an amount less than the Minimum Liability Insurance Amount, as long as the amount of cargo liability insurance, if any, maintained with respect to the Aircraft is the same as the amount of such coverage which is maintained by the Owner for other Similar Aircraft owned or leased, and operated, by the Owner, operating on the same or similar routes.

2. During any period that the Aircraft or an Engine is on the ground and not in operation, the Owner may carry or cause to be carried as to such non-operating property, in lieu of the insurance required by paragraph 1 above, and subject to the self-insurance to the extent permitted by Section D hereof, insurance otherwise conforming to the provisions of said paragraph 1 except that (a) the amounts of coverage shall not be required to exceed the amounts of bodily injury liability and property damage liability insurance from time to time applicable to aircraft or engines, as the case may be, owned or leased by the Owner (or any Permitted Lessee) of the same or similar type as the Aircraft or Engine, as the case may be, and which are on the ground and not in operation and (b) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to aircraft or engines, as the case may be, owned or leased by the Owner (or any Permitted Lessee) of the same or similar type and which are on the ground and not in operation.

B. Insurance Against Loss or Damage to the Aircraft.

1. Except as provided in paragraph 2 of this Section B or Section 4.06(c) of the Trust Indenture, and subject to the provisions of Section D hereof permitting self-insurance, Owner shall at all times carry and maintain or cause to be carried and maintained, at no expense to any Additional Insured, in effect with insurers or reinsurers of recognized responsibility all-risk

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aircraft hull insurance covering the Aircraft and all-risk aircraft hull insurance covering Engines and Parts while temporarily removed from the Aircraft and not replaced by similar components (including, without limitation, aircraft hull war risk and allied perils insurance, if and to the extent the same is maintained by Owner (or any Permitted Lessee) with respect to other aircraft owned or leased, and operated by Owner (or such Permitted Lessee) on the same routes); provided, that the foregoing insurance shall at all times while the Aircraft is subject to this Trust Indenture be for an amount (taking into account self-insurance to the extent permitted by Section D) not less than the sum of (i) 100% of the unpaid Original Amount of the Series A Equipment Notes and Series B Equipment Notes together with six months of interest accrued thereon and (ii) 105% of the unpaid Original Amount of the Series C Equipment Notes (the “Agreed Value”); provided, that such all-risk property damage insurance covering Parts while temporarily removed from the Aircraft or any Engine need be obtained only to the extent available at a reasonable cost (as reasonably determined by the Owner). In the case of a loss with respect to an engine (other than an Engine) installed on the Airframe, Mortgagee shall promptly remit any payment made to it of any insurance proceeds in respect of such loss to Owner or any third party that is entitled to receive such proceeds.

All losses will be adjusted by Owner with the insurers; provided, however, that during a period when any Special Default or Event of Default shall have occurred and be continuing, Owner shall not agree to any such adjustment without the consent of the Mortgagee.

The insurance payments for any property damage loss to the Airframe or any Engine not constituting an Event of Loss with respect thereto shall be paid, to the extent such proceeds are not paid by the insurer(s) directly to the person effecting the repair, as follows: all payments in respect of losses less than or equal to $5,000,000 shall be paid to the Owner (or any Permitted Lessee if directed by the Owner), and (x) all payments with respect to losses greater than $5,000,000 up to an amount equal to the Agreed Value and (y) all payments with respect to losses received while a Special Default or Event of Default shall have occurred and be continuing, shall be paid to Mortgagee, to be held as collateral security for the Owner’s obligations hereunder, and, to the extent not theretofore applied as provided in the Trust Indenture, applied to reimburse the Owner for accomplishing repairs and/or replacements as required, or to pay suppliers directly for such repairs and/or replacements as directed by the Owner (or any Permitted Lessee if directed by the Owner). In the case of any payment to Mortgagee (other than in respect of an Event of Loss of the Aircraft) Mortgagee shall, upon receipt of evidence reasonably satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made or the replacement of the Engine suffering the Event of Loss, pay the amount of such payment, and, to the extent not theretofore applied as provided in the Trust Indenture, any interest or income earned thereon, to the Owner or its order.

2. During any period that the Aircraft is on the ground and not in operation, the Owner may carry or cause to be carried, in lieu of the insurance required by paragraph 1 above, and subject to the self-insurance to the extent permitted by Section D hereof, insurance otherwise conforming with the provisions of said paragraph 1 except that the scope of the risks and the type of insurance shall be the same as from time to time applicable to aircraft owned or leased and operated by the Owner (or any Permitted Lessee) of the same type similarly on the ground and not in operation, provided that, subject to the self-insurance to the extent permitted

[Trust Indenture and Mortgage (NXXXUA)]

by Section D hereof, the Owner shall maintain or cause to be maintained insurance against risk of loss or damage to the Aircraft in an amount at least equal to the Agreed Value during such period that the Aircraft is on the ground and not in operation.

C. Reports, Etc. The Owner will furnish, or cause to be furnished, to Mortgagee on or before the Closing Date and annually on or before the renewal dates of the Owner’s (or the Permitted Lessee’s) relevant insurance policies, a report, signed by AON Risk Services of Illinois, Inc., or any other recognized independent firm of insurance brokers selected by the Owner, which brokers may be regularly retained by the Owner or any Permitted Lessee (the “Insurance Broker”), describing in reasonable detail the commercial hull and liability insurance then carried and maintained with respect to the Aircraft and stating the opinion of such firm that, to its knowledge, such commercial insurance complies with the terms of this Annex B. Such information shall remain confidential as provided in Section 6 of the Participation Agreement. To the extent such agreement is reasonably obtainable, the Owner will cause such Insurance Broker to agree to advise the Mortgagee in writing of any default in the payment of premium and of any other act or omission on the part of the Owner (or any Permitted Lessee) of which it has actual knowledge and which will invalidate or render unenforceable, in whole or in part, any commercial insurance as required by the terms hereof and to advise Mortgagee at least thirty (30) days (seven (7) days in the case of war risk and allied perils insurance and ten (10) days in the case of nonpayment of premium) prior to the cancellation, lapse or material adverse change of any insurance maintained pursuant to this Annex B, provided that, if the notice period set forth above is not reasonably obtainable, the Insurance Broker shall provide for such shorter or longer period as may be obtainable in the international insurance market. In the event that the Owner shall fail to maintain or cause to be maintained insurance as herein provided, Mortgagee may, at its sole option, provide such insurance and, in such event, the Owner shall, upon demand, reimburse Mortgagee for the cost thereof.

D. Self-Insurance. Owner may self-insure, by way of deductible, premium adjustment provisions in insurance policies, or otherwise (including, by insurance for a maximum amount that is less than the amounts specified above), under a program applicable to all aircraft in the Owner’s fleet, the risks required to be insured against pursuant to Sections A and B hereof but in no case shall the self-insurance with respect to all of the aircraft in the Owner’s fleet exceed the lesser of (x) 100% of the largest replacement value of any single aircraft in Owner’s fleet or (y) 1.5% of the average aggregate insurable value (during the preceding calendar year) of all aircraft on which Owner carries insurance, unless the Insurance Broker shall certify that the standard among major U.S. airlines is a higher level of self-insurance, in which case Owner may self-insure the Aircraft to such higher level; provided, however, that nothing contained in this Section D limiting Owner’s right to self-insure shall be deemed to apply to any mandatory minimum per aircraft (or, if applicable, per policy period or per annum), hull or liability insurance deductible imposed by hull or liability insurers that do not exceed industry standards for major U.S. airlines.

E. Terms of Insurance Policies. Any policies carried in accordance with Sections A and B hereof covering the Aircraft, and any policies taken out in substitution or replacement for any such policies, as applicable, (1) shall name the Additional Insureds as additional insureds, as their interests may appear, (2) shall name the Mortgagee as sole loss payee to the extent provided in clause (12) below, (3) may provide for self-insurance to the extent permitted in Section D,

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(4) shall provide that if the insurers cancel such insurance for any reason whatsoever, or the same is allowed to lapse for nonpayment of premium or if any material change is made in the insurance which adversely affects the interest of any Additional Insured, such cancellation, lapse, or change shall not be effective as to the Additional Insureds for thirty (30) days (or ten (10) days in the case of nonpayment of premium) after sending to (but, in the case of war risk and allied perils coverage, seven (7) days after sending to) the Additional Insureds of written notice by such insurers of such cancellation or change (or, if the case of war risk and allied perils insurance underwritten by the FAA, seven days after publication in the Federal Register), provided, however, that if, in respect of the war risk and allied perils coverage, such policies shall provide for such shorter period as may be available in the international insurance market, (5) shall provide that in respect of the Additional Insureds’ respective interests in such policies the insurance shall not be invalidated by any action or inaction of the Owner (or any Permitted Lessee) and shall insure the respective interests of the Additional Insureds regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Owner (or any Permitted Lessee), (6) shall be primary without any right of contribution from any other insurance which is carried by any Additional Insured, (7) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if a separate policy covered each insured, (8) shall waive any right of subrogation of the insurers against the Additional Insureds to the same extent Owner has agreed in the Operative Agreements to indemnify the Additional Insureds and shall waive any right of the insurers to set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Additional Insured, (9) shall provide that losses (other than for total loss of the Aircraft) shall be adjusted with the Owner (or, if a Special Default or an Event of Default shall have occurred which is continuing, with the Mortgagee), (10) shall provide that the Additional Insureds are not liable for any insurance premiums, (11) shall be effective with respect to both domestic and international operations, (12) shall provide that for any loss not constituting an Event of Loss (i) except as specified in clause (iii) below, in the event of a loss involving proceeds in excess of $5,000,000, all proceeds in respect of such loss up to the amount of the Agreed Value shall, to the extent such proceeds are not paid by the insurer(s) directly to the person effecting the repair, be payable to the Mortgagee to be held by the Mortgagee (whether such payment is made to the Owner (or any Permitted Lessee) or any third party), it being understood and agreed that in the case of any payment to the Mortgagee otherwise than in respect of an Event of Loss of the Aircraft, the Mortgagee shall, upon receipt of evidence reasonably satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made or the replacement of the Engine suffering the Event of Loss, pay the amount of such payment, to the extent not theretofore applied as provided in the Trust Indenture, and any interest or income earned thereon, to the Owner or its order, (ii) except as specified in the following clause (iii), all proceeds of $5,000,000 or less (regardless of the total amount of proceeds resulting from such loss) and any proceeds of any loss in excess of the Agreed Value shall be paid to the Owner or its order and (iii) notwithstanding anything to the contrary contained in the preceding clauses (i) and (ii), if a Special Default or Event of Default shall have occurred and be continuing and the insurers have been notified thereof by Mortgagee, all proceeds of loss shall be paid to the Mortgagee and (13) if war risk coverage is maintained, shall contain a 50/50 clause in accordance with Provisional Claims Settlement Clause AVS103 (or its equivalent).

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F. AVN 67B. Owner may procure endorsements to the relevant insurance policies required to be maintained pursuant to Section 4.06 of the Trust Indenture and this Annex B so as to incorporate the terms of AVN 67B into such policies, in which event, to the extent that any provision of any such AVN 67B endorsement conflicts or is otherwise inconsistent with the requirements of Section 4.06 of the Trust Indenture or this Annex B then such endorsement shall be deemed to satisfy such requirements to the extent covered by such endorsement. If the terms of AVN 67B are incorporated into such policies, Owner will cause its Insurance Broker to issue an undertaking letter to the Additional Insureds confirming that the Insurance Broker will promptly advise the Additional Insureds upon becoming aware of the cancellation of or any material change in such insurance policies.

G. Insurers of Recognized Responsibility. For the purposes of this Annex B, “insurers of recognized responsibility” shall include independent recognized commercial insurance companies and any captive and/or industry-managed insurance company, in each case of recognized responsibility; provided that if the primary insurers are not insurers of recognized responsibility but the relevant insurance policies are reinsured with insurers of recognized responsibility, the obligation of Owner hereunder to maintain such insurance with insurers of recognized responsibility shall be deemed satisfied if such insurance shall contain a customary “cut-through” endorsement and shall provide that any payment by the reinsurers shall be made notwithstanding any bankruptcy, insolvency or liquidation of the original insurer and/or that the original insurer has made no payment under the original policies.

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EXHIBIT A

TO

TRUST INDENTURE AND MORTGAGE [NXXXUA]

TRUST INDENTURE AND MORTGAGE [NXXXUA] SUPPLEMENT NO.

This TRUST INDENTURE AND MORTGAGE [NXXXUA] SUPPLEMENT NO.     , dated                          ,          (herein called this “Trust Indenture Supplement”) of UNITED AIR LINES, INC., as Owner (the “Owner”).

W I T N E S S E T H:

WHEREAS, the Trust Indenture and Mortgage [NXXXUA], dated as of June 26, 2007 (as amended and supplemented to the date hereof, the “Trust Indenture”) between the Owner and Wilmington Trust Company, as Mortgagee (the “Mortgagee”), provides for the execution and delivery of a supplement thereto substantially in the form hereof, which shall particularly describe the Aircraft, and shall specifically mortgage such Aircraft to the Mortgagee; and

WHEREAS, the Trust Indenture relates to the Airframe and Engines described below, and a counterpart of the Trust Indenture is attached hereto and made a part hereof and this Trust Indenture Supplement, together with such counterpart of the Trust Indenture, is being filed for recordation on the date hereof with the FAA as one document;

NOW, THEREFORE, this Trust Indenture Supplement witnesseth that the Owner hereby confirms that the Lien of the Trust Indenture on the Collateral covers all of Owner’s right, title and interest in and to the following described property:

AIRFRAME

One airframe identified as follows:

Manufacturer	Model	U.S. Registration Number	Manufacturer’s Serial Number
The Boeing Company

together with all of the Owner’s right, title and interest in and to all Parts of whatever nature, whether now owned or hereinafter acquired and which are from time to time incorporated or installed in or attached to said airframe.

AIRCRAFT ENGINES

Two aircraft engines, each such engine being a jet propulsion aircraft engine with at least 1,750 pounds of thrust or the equivalent thereof, identified as follows:

Manufacturer	Manufacturer’s Model	Serial Number

SCHEDULE 1

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together with all of Owner’s right, title and interest in and to all Parts of whatever nature, whether now owned or hereafter acquired and which are from time to time incorporated or installed in or attached to either of such engines.

Together with all of Owner’s right, title and interest in and to (a) all Parts of whatever nature, which from time to time are included within the definition of “Airframe” or “Engine”, whether now owned or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframe and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and (b) all Aircraft Documents.

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Mortgagee, its successors and assigns, in trust for the equal and proportionate benefit and security of the Note Holders, the Related Secured Parties and the Indenture Indemnitees, except as provided in Section 2.12 and Article III of the Trust Indenture without any preference, distinction or priority of any one Equipment Note over any other, or any Related Equipment Note over any other, by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and subject to the terms and provisions set forth in the Trust Indenture.

This Trust Indenture Supplement shall be construed as supplemental to the Trust Indenture and shall form a part thereof. The Trust Indenture is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

AND, FURTHER, the Owner hereby acknowledges that the Aircraft referred to in this Trust Indenture Supplement has been delivered to the Owner and is included in the property of the Owner subject to the pledge and mortgage thereof under the Trust Indenture.

* * *

SCHEDULE 1

[Trust Indenture and Mortgage (NXXXUA)]

IN WITNESS WHEREOF, the Owner has caused this Trust Indenture Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

UNITED AIR LINES, INC.

By:
Name:
Title:

SCHEDULE 1

[Trust Indenture and Mortgage (NXXXUA)]

SCHEDULE I

	Original Amount	Maturity Date	Interest Rate
Series A:	$	July 2, 2022	6.636%
Series B:	$	July 2, 2019	7.336%
Series C:	$	July 2, 2014	Six-Month LIBOR plus 2.25%

SCHEDULE 1

[Trust Indenture and Mortgage (NXXXUA)]

EQUIPMENT NOTE AMORTIZATION

Payment Date	Percentage of Original Amount to be Paid

SCHEDULE 1